Filed pursuant to Rule 424(b)(5)
Registration No. 333-225464

PROSPECTUS SUPPLEMENT

(To Prospectus effective June 26, 2018)

3,500,000 Shares Common Stock

We are offering 3,500,000 shares of our common stock.

This is a public offering of our common stock. The public offering price per share of our common stock is $4.75 per share.

Our shares of common stock are quoted on The Nasdaq Global Market, or Nasdaq, under the symbol “FNHC.” On March 11, 2021, the last sale price of our common stock reported on Nasdaq was $5.68 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read carefully the discussion of the material risks of investing in our common stock under the heading “Risk Factors” beginning on page S-19 of this prospectus supplement.

	Per Share	Total
Public offering price	$4.75	$16,625,000
Underwriting discounts and commissions(1)	$0.285	$997,500
Proceeds to FedNat, before expenses	$4.465	$15,627,500

(1)	See “Underwriting” for information regarding the compensation and certain expenses payable to the underwriter by us.

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 15% of the shares of our common stock offered, at the public offering price, less the underwriting discounts and commissions to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares on or about March 15, 2021.

Sole Bookrunner

The date of this prospectus supplement is March 12, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 (File No. 333-225464) that we filed with the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 22, 2018 and effective June 26, 2018, including the documents incorporated by reference into it, provides more general information. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement and the accompanying prospectus is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which the accompanying prospectus forms a part or to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and Piper Sandler & Co. has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, or the SEC, on March 6, 2020, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 6, 2020, August 7, 2020, and November 9, 2020, respectively, which are incorporated by reference into this prospectus supplement and the prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

Our trademarks include, without limitation, our name and corporate logo. Other service marks, trademarks and trade names contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein are the property of their respective owners.

Unless the context otherwise requires, we use the terms “FedNat,” the “Company,” “we,” “us” and “our” in this prospectus supplement to refer to FedNat Holding Company, a Florida corporation, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FedNat. The SEC’s Internet site can be found at http://www.sec.gov.

We maintain a website at www.fednat.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and we do not intend to incorporate in this prospectus supplement any information contained on our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020, including the information incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Shareholders;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 6, 2020;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the SEC on August 7, 2020;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 9, 2020;

•

our Current Reports on Form 8-K filed with the SEC on March 5, 2020, March 18, 2020, June 1, 2020, June 1, 2020, August  24, 2020 (not including Items 7.01 and 9.01 thereof), September  9, 2020, September  21, 2020, October  19, 2020 (not including Item 9.01 thereof), and November 4, 2020 (not including Items 7.01 and 9.01 thereof);

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 28, 1998, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any free writing prospectus that we authorize for use in connection with this offering modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may access the documents incorporated by reference on our website at www.fednat.com, although our website shall not be deemed to be a part of this prospectus. You may also request a copy of any of these filings at no cost, by writing or telephoning us at the following address or telephone number:

FedNat Holding Company

14050 N.W. 14th Street, Suite 180

Sunrise, Florida 33323

(800) 293-2532

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative thereof or other variations thereon or comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus supplement are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed under “Risk Factors” contained in this prospectus supplement, any related free writing prospectus, and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Moreover, we operate in a competitive and rapidly evolving industry and new risks emerge from time to time. It is not possible for us to predict all of the risks we may face, nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our expectations. As a result, forward-looking statements should not be relied on or viewed as predictions of future events, and such forward-looking statements should be read with the understanding that actual future results, levels of activity, performance and achievements may be materially different than our current expectations. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus supplement are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

Potential risks and uncertainties that could cause our actual results to differ from those anticipated in any forward-looking statements include, but are not limited to, those described below:

•	weather conditions and natural disasters (including, but not limited to, the severity and frequency of storms, hurricanes, tornados and hail) and the impact of climate change;

•	uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies;

•	the costs of reinsurance, assessments charged by various governmental agencies, pricing competition and other initiatives by competitors;

•	the risk of non-collectability of reinsurance;

•	our ability to obtain regulatory approval for requested rate changes and the timing thereof;

•	claims experience and catastrophe losses;

•	the impact of new regulations adopted in Florida and in other states in which we do business that affect the property and casualty insurance market;

•	the statutorily approved assessments that support property and casualty insurance pools and associations, which will cause our revenues and operating performance to fluctuate;

•	inflation and other changes in economic conditions, including changes in financial markets;

•	legislative and regulatory developments;

•	security breaches and other system disruptions;

•

the implications of having debt outstanding, including the potential failure to comply with the covenants in our senior note indenture, which failure could arise as a result of events beyond our control;

•	dependence on investment income and the composition of our investment portfolio;

•	the adequacy of our liability for loss, loss reserves and loss adjustment expense;

•	our relationship with insurance agents, and our ability to recruit and retain them;

•	ratings by industry services and debt rating agencies;

•	reliance on key personnel;

•	acts of war and terrorist activities, among other man-made disasters;

•	court decisions and trends in litigation; and

•	other factors set forth in this prospectus supplement or in our other filings with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before making a decision to invest in the securities in this offering. The other information is important, so please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein carefully. You should pay special attention to the information under the heading “Risk Factors” in this prospectus supplement and included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, each of which is incorporated by reference herein.

Our Company

We are a regional insurance holding company that controls substantially all steps in the insurance underwriting, distribution and claims processes through our subsidiaries and our contractual relationships with our independent agents and general agents.

We, through our wholly owned subsidiaries, are authorized to underwrite, and/or place, homeowners’ multi-peril (which we refer to as “homeowners”), federal flood and other lines of insurance in Florida and other states. We market, distribute and service our own and third-party insurers’ products and other services through a network of independent and general agents.

FedNat Insurance Company, or FNIC, our largest wholly owned insurance subsidiary, is licensed as an admitted carrier, to write specific lines of insurance by the state’s insurance departments in Florida, Louisiana, Texas, South Carolina, Alabama, Georgia and Mississippi. Monarch National Insurance Company, or Monarch, one of our other insurance subsidiaries, is licensed as an admitted carrier in Florida. In 2019, we acquired Maison Insurance Company, or Maison, which is licensed as an admitted carrier in Louisiana, Texas and Florida. Admitted carriers are bound by rate and form regulations, and are strictly regulated to protect policyholders from a variety of illegal and unethical practices. Admitted carriers are also required to financially contribute to the state guarantee fund used to pay for losses if an insurance carrier becomes insolvent or unable to pay loss amounts due to their policyholders.

Through our wholly owned subsidiary, FedNat Underwriters, Inc., or FNU, we serve as managing general agent for FNIC and Monarch and through our recently acquired wholly owned subsidiary, Maison Managers, Inc., or MMI, we serve as managing general agent for Maison.

Our Lines of Business

Homeowners Property and Casualty Insurance

Homeowners insurance generally protects an owner of real and personal property against covered causes of loss to that property. As of December 31, 2020, the total homeowners policies in-force was 361,000, of which 207,000 were in Florida and 154,000 were outside of Florida. As of December 31, 2019, the total homeowners policies in-force was 374,000, of which 241,000 were in Florida and 133,000 were outside of Florida. This decline in our policies in-force reflects our efforts to increase the profitability and reduce the hurricane exposure of our book of business.

Florida. Our Florida homeowners insurance products provide maximum dwelling coverage of approximately $3.6 million, with the aggregate maximum policy limit being approximately $6.3 million. We currently offer dwelling coverage “A” up to $4.0 million with an aggregate total insured value of $6.5 million. We continually review and update these limits. The approximate average premium on the policies currently in-force is $2,100, as compared with $1,940 for 2019. The typical deductible is either $2,500 or $1,000 for non-hurricane-related claims and generally 2% of the coverage amount for the structure for hurricane-related claims.

Premium rates charged to our homeowners insurance policyholders are continually evaluated to assure that they meet the expectation that they are actuarially sound and produce a reasonable level of profit (neither excessive, inadequate or discriminatory). Premium rates in Florida and other states are regulated and approved by the respective states’ office of insurance regulation. We continuously monitor and seek appropriate adjustment to our rates in order to remain competitive and profitable.

Through Maison, we have assumed certain Florida, Louisiana and Texas policies through the applicable residual market insurers under their respective depopulation programs.

We have applied for, and received, approval of the Florida Office of Insurance Regulation, or the Florida OIR, for various rate increases in 2019, 2020 and 2021, as follows:

•

In late 2019, FNIC applied for a reinsurance-related statewide average increase of 2.8% for Florida homeowners multiple-peril insurance policies only, which was approved by the Florida OIR, and became effective for new polices on January 15, 2020 and effective for renewal policies on March 15, 2020.

•

In 2019, FNIC applied for a statewide average rate increase of 3.6% for Florida dwelling fire insurance policies, which was approved by the Florida OIR, and became effective for new and renewal policies on June 1, 2019. Also in 2019, FNIC applied for a reinsurance-related statewide average rate increase of 4.1% for Florida dwelling fire insurance policies, and became effective for new policies on February 25, 2020 and for renewal policies on April 1, 2020.

•

In 2020, FNIC applied for a statewide-average rate increase of 7.4% for Florida homeowners multiple-peril insurance policies, which was approved by the Florida OIR and became effective for new and renewal policies on June 15, 2020.

•

In 2020, FNIC applied for a statewide-average rate increase of 14.9% for Florida dwelling fire insurance policies, which was approved by the Florida OIR and became effective for new and renewal policies on July 15, 2020.

•

In 2020, FNIC applied for a statewide-average rate increase of 5.6% for Florida homeowners multiple-peril insurance policies, which was approved by the Florida OIR and became effective for new policies on October 12, 2020 and for renewal policies on November 12, 2020.

•

In 2020, FNIC applied for a statewide-average rate increase of 4.3% for Florida dwelling fire insurance policies, which was approved by the Florida OIR and became effective for new policies on October 12, 2020 and for renewal policies on November 12, 2020.

•

In 2021, we applied for a statewide-average rate increase of 6.7% for Florida homeowners multiple-peril insurance policies, which was approved by the Florida OIR and is expected to become effective for new and renewal policies in March 2021.

•

In 2021, we applied for a statewide-average rate increase of 7.0% for Florida homeowners multiple-peril insurance policies and 6.0% for dwelling fire insurance policies, which was a “use and file” rate filing and is expected to become effective for new and renewal policies in April 2021.

•	Other rate filings have been filed with the Florida OIR and are pending approval in early 2021.

Non-Florida. Our FNIC non-Florida homeowners insurance products, produced through our partnership with SageSure (as described in more detail below), provide maximum dwelling coverage “A” up to $1.8 million, with the aggregate maximum policy limit being approximately $3.5 million. The approximate average premium on the policies currently in-force is $1,761, as compared with $1,753 for 2019. The typical deductible is either $2,500 or $1,000 for non-hurricane-related claims and generally 2% of the coverage amount for the structure for hurricane-related claims.

Our non-Florida insurance products offered by Maison include homeowners insurance, manufactured home insurance and dwelling fire insurance. Maison writes both full peril property policies as well as wind/hail only exposures.

We have applied for, and received, approvals from the applicable state insurance regulators for rate increases outside of Florida for FNIC and Maison, as follows:

•

In 2020, Maison applied for a statewide-average rate increase of 14.5% for Texas manufactured home insurance policies, which was approved by the Texas Department of Insurance, or the TDI, and became effective for new policies on May 15, 2020 and renewal policies on June 15, 2020.

•

In 2020, Maison applied for a statewide-average rate increase of 15.5% for Texas homeowners voluntary wind-only insurance policies, which was approved by the TDI and became effective for new policies on April 15, 2020 and renewal policies on June 1, 2020.

•

In 2020, Maison applied for a statewide-average rate increase of 9.8% for Texas homeowners takeout wind-only insurance policies, which was approved by the TDI and became effective for new and renewal policies on June 15, 2020.

•

In 2020, FNIC applied for a statewide-average rate increase of 6.9% for South Carolina homeowners insurance policies, which was approved by the respective regulatory agency and became effective for new policies on July 16, 2020 effective for renewal policies on September 1, 2020.

•

In 2020, FNIC applied for a statewide-average rate increase of 9.5% for Texas homeowners insurance policies, which was approved by the respective regulatory agency and became effective for new policies on July 16, 2020 effective for renewal policies on November 16, 2020.

•

In 2021, FNIC applied for a statewide-average rate increase of 9.9% for Louisiana homeowners multiple-peril insurance policies, which was approved by the Louisiana Department of Insurance and became effective for new and renewal policies in January 2021.

•

In 2021, Maison applied for a statewide-average rate increase of 12.3% for Texas homeowners multiple-peril insurance policies, which was approved by the TDI and became effective for new and renewal policies in February 2021.

•	Additional rate filings have been applied for by FNIC and Maison and are pending to be approved by the respective regulatory agency.

Flood

FNIC writes flood insurance through the National Flood Insurance Program (“NFIP”). We write the policy for the NFIP, which assumes 100% of the flood risk while we retain a commission for our service. FNIC offers this line of business in Florida, Louisiana, Texas, Alabama, South Carolina and Mississippi. FNIC plans to file an admitted flood endorsement as an alternative to the NFIP program. Maison writes flood insurance through a partnership with Bintech Partners, Inc., which assumes 100% of the risk, in Louisiana only.

Our Partners

SageSure

We are a party to a managing general underwriting agreement with SageSure Insurance Managers, LLC, or SageSure, pursuant to which SageSure underwrites our FNIC homeowners business outside of Florida. As part of our partnership with SageSure, many years ago we entered into a profit-sharing arrangement, whereby we shared 50% of net profits of this line of business, as calculated per the terms of the agreement, subject to limitations, which included limits on the net losses that SageSure could realize. Effective July 1, 2020, FNIC entered into a new quota-share treaty with Anchor Re, a wholly owned Arizona captive reinsurance affiliate of SageSure. The treaty provided 50% quota-share reinsurance protection on in-force, new and renewal business through June 30, 2021, subject to certain limitations that are similar to the limits that were included in the profit-sharing arrangement. The treaty is fully collateralized through Anchor Re. On November 3, 2020, FNIC increased its cession percentage from 50% to 80%, effective December 1, 2020, under this treaty, on an in-force, new and renewal basis. The limits in this treaty may result in FNIC retaining losses that would otherwise have been ceded. Depending on the profitability of business ceded into the treaty over the remainder of its term, we may be able to recover a portion of any losses not previously ceded due to the treaty limits. Historically, the profit share cost was reflected in commissions and other underwriting expenses on our consolidated statement of operations. The financial economics of the treaty substantially mirror the economics of the profit-sharing arrangement. Thus, this treaty is not expected to have any impact on our pre-tax operating results as compared to when the profit-sharing was in effect, though the components of the combined ratio will be affected by the ceding of premiums, claims and commissions.

Ivantage Select Agency, Inc.

The Company is a party to an insurance agency master agreement with Ivantage Select Agency, Inc., or Ivantage, an affiliate of Allstate Insurance Company, or Allstate, pursuant to which the Company has been authorized by Ivantage to appoint Allstate agents to offer our FNIC homeowners insurance products to consumers in Florida. As a percentage of the total homeowners premiums we underwrote, 20.7%, 23.2% and 23.8%, were from Allstate’s network of Florida agents, for the years ended December 31, 2020, 2019 and 2018, respectively.

Independent and General Agents

Our independent agents and general agents have the authority to sell and bind insurance coverage in accordance with procedures established by FNU and MMI. FNU and MMI generally accept all coverage that falls within stated underwriting criteria. For all policies issued, FNU and MMI also have the right, within a period that varies by state between 60 days and 120 days from a policy’s inception, to cancel any policy, upon an advanced notice provided in accordance with statutory specific guidelines, even if the risk falls within our underwriting criteria. We are focusing our marketing efforts on continuing to expand our distribution network while maintaining our commitment to long-term relationships. We market our products and services throughout Florida by establishing relationships with independent agents and general agents, and in other states, through our partnership with SageSure. There can be no assurance, however, that we will be able to obtain the required regulatory approvals to offer additional insurance products or expand into other states.

We believe that our integrated computer systems, which allow for rapid automated premium quotation and policy issuance by our agents, are key elements in providing quality service to both our agents and insureds for our various lines of business.

Reinsurers

We use reinsurance to mitigate our loss exposure related to certain events, such as natural and man-made catastrophes, as well as to manage our overall capital adequacy and protect capital resources. We reinsure (cede) a portion of written premiums on an excess of loss or a quota-share basis in order to limit our loss exposure. To the extent that reinsuring companies are unable to meet their obligations assumed under these reinsurance agreements, we remain primarily liable to our policyholders.

Our reinsurance markets include:

•	Traditional local and global reinsurance markets including those in the United States (“U.S.”), Bermuda, London and Europe, accessed directly and through reinsurance intermediaries;

•	Capital markets through insurance-linked securities and collateralized reinsurance transactions, such as catastrophe bonds, sidecars and similar vehicles; and

•	Other insurers that engage in both direct and assumed reinsurance.

The form of reinsurance that we may choose from time to time will generally depend on whether we are seeking:

•	Proportional reinsurance, whereby we cede a specified percentage of premium and losses to reinsurers;

•

Non-proportional or excess of loss reinsurance, whereby we cede all or a specified portion of losses in excess of a specified amount on a per risk, per occurrence (including catastrophe reinsurance) or aggregate basis; or

•	Facultative contracts that reinsure individual policies.

FNIC, Maison and Monarch operate primarily by underwriting and accepting risks for their direct accounts on a gross basis and reinsuring a portion of the exposure on either an individual risk or an aggregate basis to the extent those exceed the desired retention level. We continually evaluate the relative attractiveness of different forms of reinsurance contracts and different markets that may be used to achieve our risk and profitability objectives. Our reinsurance contracts do not relieve FNIC, Maison or Monarch from their direct obligations to their insureds.

While it is not always possible to reinsure every known and unknown risk to our company, an effective reinsurance program substantially mitigates our exposure to potentially significant losses. There is a credit risk exposure with respect to ceded losses to the extent that any reinsurer is unable or unwilling to meet the obligations assumed under the reinsurance contracts. The collectability of reinsurance is subject to the solvency of the reinsurers, interpretation of contract language and other factors. The availability and amount of ceded premiums and losses associated with the acquisition of reinsurance will vary year to year. Our reinsurance program is subject to approval primarily by the Florida OIR and other regulators in states where we do business, and subject to review by Demotech, Inc., or Demotech. Demotech provides Financial Stability Ratings for property and casualty insurance companies throughout the United States.

We are selective in choosing reinsurers and consider numerous factors, the most important of which are the financial stability of the reinsurer or capital specifically pledged to uphold the contract, its history of responding to claims and its overall reputation. In an effort to minimize our exposure to the insolvency of a reinsurer, we evaluate the acceptability and review the financial condition of the reinsurer at least annually with the assistance of our reinsurance broker. As of December 31, 2020 and 2019, we had over 70 reinsurance companies on our program which are required to have at least an “A-” or better rating by A.M. Best Company, or A.M. Best, or the agreement would need to be fully collateralized. In addition, FNIC has a quota-share reinsurance with Anchor Re, which is SageSure’s reinsurance company, and does not have an AM Best rating.

Our Business Strategy

We expect that in 2021 we will advance our enterprise value through:

•

increasing rates on our policies in all states, where warranted, based on claims experience and the cost of catastrophe and quota-share reinsurance, irrespective of competitive pricing pressures within the markets where we operate, in all cases subject to required regulatory approvals;

•	continuing to non-renew, within all relevant regulatory parameters, policies that no longer meet our underwriting and/or profitability standards;

•	applying rigorous underwriting standards on all new and renewal business, even if that limits growth in our Florida book of business, due to the challenging claims environment;

•	continued, controlled growth in our non-Florida markets;

•	focusing on operational efficiencies to reduce expenses in conjunction with our continued investment in, and use of, technology;

•

leveraging Monarch by developing and implementing a plan to expand upon Monarch’s pricing and product offerings in 2021 to increase market share in the risk-adjusted portion of the Florida homeowners market;

•

enhancing our property analytical metrics, such as an increased geographical dispersion of risks, while managing our underwriting appetite, whether new or renewal, to ensure a balanced book of business;

•	maintaining our commitment to provide high quality customer service to our agents and insureds;

•	continued focus of our marketing efforts by retaining key personnel and utilizing multiple distribution strategies;

•	offering competitive compensation to our agents to place quality business with our companies;

•	continuing with our comprehensive catastrophe reinsurance programs to reduce our exposure to risks;

•

continuing our execution of the strategic review process initiated by our board of directors, as announced on November 4, 2020, which could result in, among other things, changes in our strategy or operations, a strategic business combination or other possible transaction, possible joint ventures or dispositions of assets, or continuing to execute on our current business plan; and

•	optimizing the free cash flow generated by our managing general agencies and other insurance services businesses.

Recent Developments

Selected 2020 Financial Results (Unaudited)

Our consolidated financial statements for the year ended December 31, 2020 are not yet available. The selected financial data with respect to our results for the year ended December 31, 2020 as set forth below are preliminary, subject to completion of our financial closing processes and the completion of audit procedures, are based upon currently available information and management estimates, and may vary from the actual results reported for such period. Because our year-end closing processes have not yet been fully completed, additional relevant information may become available, which could impact the contents of Ernst & Young LLP’s audit report. Ernst & Young LLP, our independent registered public accounting firm, has not completed its audit, nor has it audited this preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion with respect thereto. This summary is not meant to be a comprehensive statement of our unaudited financial results for the year ended December 31, 2020.

On March 3, 2021, we publicly announced our results of operations for the fourth quarter and full-year of 2020. We announced net income (loss) of $(73.0) million, or $(5.27) per diluted share, for 2020 as compared to net income of $1.0 million, or $0.08 per diluted share, for 2019. This decrease resulted from higher losses from catastrophe events, higher reinsurance costs and the adverse claims environment in the State of Florida throughout the year. We announced adjusted operating income (loss) of $(72.2) million or $(5.21) per diluted share in 2020, as compared to adjusted operating income (loss) of $(0.4) million or $(0.03) per diluted share in 2019. (Please see page S-18 for a reconciliation of this non-GAAP financial measure to GAAP.)

Our 2020 unaudited results of operations were impacted by the following:

•

The unprecedented impact of a record number of severe weather events, with thirty named storms including twelve named storms that made landfall in the U.S. Total full year 2020 catastrophe losses were $112.4 million, pre-tax, net of reinsurance recoveries. That included catastrophe losses of $60.4 million, pre-tax, net of recoveries, from claims related to Hurricanes Laura, Sally, Delta, Zeta and Eta. Additional 2020 catastrophe losses occurred from Tropical Storm Cristobal and other severe hail and wind events, which together impacted portions of Texas, Florida, Louisiana and Alabama.

•

Our full year 2020 results also reflect $18.4 million, pre-tax, prior year reserve development, due primarily to $16.5 million of reserve strengthening in the discontinued commercial general liability line of business during the fourth quarter of 2020.

•

A non-cash impairment charge of $11.7 million representing $11.0 million of goodwill and $0.7 million of identifiable intangible assets from the Maison acquisition. The Company’s impairment conclusion coincided with the preparation of our financial statements for the year ended December 31, 2020. The impairment analysis considered the earnings and share price of the Company and comparable companies, among other factors, which ultimately resulted in the impairment conclusion.

We ended 2020 with risk-based capital, or RBC ratios, in excess of 300% at our insurance companies and $59 million in liquidity at the holding company. We have continued our initiatives to improve the profitability of our homeowners business and build long-term value, including shrinking our book of business in Florida until rates more accurately reflect our increased costs of doing business and implementing multiple rate increases in both our Florida and non-Florida markets. These rate increases are expected to contribute over $90 million in incremental gross earned premium in 2021 and over $230 million of cumulative incremental gross premium in 2021 and 2022 when fully earned out in the first quarter of 2022.

Other highlights of our unaudited 2020 year-end results are:

•	Gross written premiums of $726.9 million, including $98.3 million from the Maison acquisition.

•

14.1% decrease in Florida homeowners in-force policies to approximately 207,000, reflecting continued execution of our strategy to limit exposure in Florida until rates more accurately reflect increased costs of claims and reinsurance.

•	15.8% increase in non-Florida homeowners in-force policies to approximately 154,000, in-line with our diversification strategy.

•	Book value per share of $11.90 at December 31, 2020.

Winter Storm Uri

On approximately February 13, 2021, Winter Storm Uri hit the Southern Plains causing heavy residential damage in Texas, primarily associated with freezing temperatures, which resulted in widespread instances of burst water pipes. The Company expects to incur claims in excess of its aggregate reinsurance retention, which is approximately $23 million for this event. The Company has a co-participation within its reinsurance tower which arose in early February 2021 when, in conjunction with year-end 2020 financial reporting, we strengthened ultimate loss and LAE reserves for the five hurricane events that occurred in 2020. Due to this increase in hurricane reserves, the Company has a co-participation of approximately $18 million in excess of $61 million, which results from the portion of our reinsurance program that does not embody the cascading feature in which unused limit drops down for subsequent events. Combined with the $23 million retention, the Company’s total exposure to Winter Storm Uri is $41 million, pre-tax.

Limitation on Ceded Losses

The Company has an 80% quota-share reinsurance treaty in place with Anchor Re, Inc., or Anchor Re, an Arizona captive reinsurance entity that is an affiliate of SageSure. The quota-share treaty extends from July 1, 2020 to June 30, 2021 and includes limits on the net loss that Anchor Re can incur during the treaty year. As a result of catastrophe losses experienced during the second half of 2020, under the current terms of the treaty, the Company will be limited in its ability to cede losses from Winter Storm Uri, or subsequent storms, into the treaty. Absent these limitations, the Company would expect to recover $25 million of Winter Storm Uri losses from Anchor Re, which would otherwise reduce our total exposure to Winter Storm Uri from $41 million to $16 million, pre-tax. Depending on the profitability of the business ceded into the treaty over the remainder of its term, the Company may be able to recover a portion of these losses, though not necessarily in the same period in which Winter Storm Uri occurred. The Company is in continuing discussions with SageSure and Anchor Re to increase the reinsurance limit in the treaty or to add additional reinsurance coverage.

2021 Rate Increases

As noted above, the Company applied for and was approved by the Florida OIR for a state-wide average rate increase of 6.7% for Florida homeowners multiple-peril insurance policies, which is expected to become effective for new and renewal policies in March 2021. The Company applied for a “use and file” rate filing with the Florida OIR to implement a state-wide average increase of 7.0% for Florida homeowners multiple-peril insurance policies and 6.0% for dwelling fire insurance policies, which is expected to become effective for new and renewal policies in April 2021.

The Company also applied for and was approved by the Louisiana Department of Insurance for a statewide-average rate increase of 9.9% for Louisiana homeowners multiple-peril insurance policies, which became effective for new and renewal policies in January 2021. Maison applied for and was approved by the TDI for a statewide-average rate increase of 12.3% for Texas homeowners multiple-peril insurance policies, which became effective for new and renewal policies in February 2021.

The Offering

Common stock offered by us	3,500,000 shares of common stock, par value $0.01 per share (or 4,025,000 shares if the underwriter exercises its overallotment option in full).

Common stock outstanding after the offering[1]	17,217,908 shares (or 17,742,908 shares if the underwriter exercises its over-allotment option in full).

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including to provide additional liquidity in our holding company to be available for future capital contributions to our insurance company subsidiaries, if necessary. See “Use of Proceeds.”

Dividends on common stock	Payment of dividends on our common stock will depend on our earnings and financial position, compliance with our debt covenants, and such other factors as our board of directors deems relevant. As of the date of this prospectus supplement, we are prohibited by the terms of the indenture for our senior notes from paying dividends on our common stock because our debt-to-capital ratio currently exceeds 35%. In addition, our ability to continue to pay dividends may be restricted by, among other things, regulatory limitations on the payment of dividends by our insurance subsidiaries under applicable insurance laws and regulations. See “Dividend Policy.”

Risk factors	An investment in our common stock involves a high degree of risk. You should carefully read and consider the risks discussed under the caption “Risk Factors” beginning on page S-19 of this prospectus supplement and all other information included and incorporated by reference in this prospectus supplement before making a decision to invest in shares of our common stock in this offering.

Transfer Agent	Computershare Inc.

Nasdaq Global Market Symbol	FNHC

The number of shares of our common stock to be outstanding after this offering is based on 13,717,908 shares outstanding as of February 28, 20211. Unless otherwise indicated, the number of outstanding shares of common stock presented in this prospectus supplement excludes: (i) 352,396 unvested restricted stock awards outstanding and (ii) 613,240 shares available for issuance under our 2018 Stock Incentive Plan as of February 28, 2021.

Summary of Risks Associated with our Business and this Offering

Our business is subject to risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus. These risks include, but are not limited to, the following:

•	The occurrence of natural and man-made disasters could adversely affect our financial condition.

•	As a property and casualty insurer, we may be impacted by different severe weather events at different times of the year.

•	Our loss reserves are estimates and may be inadequate to cover our actual liability for losses.

[1]	Does not include up to 200,000 shares that are expected to be granted to non-employee directors, executive officers and other members of senior management shortly after closing.

•

Our costs of obtaining reinsurance in each of the last two years has increased substantially and the terms have become less favorable, with the result that we may not be able to successfully alleviate risk through our reinsurance arrangements.

•	We face a risk of non-collectability of reinsurance.

•	We may experience increased financial exposure due to changes in private excess-of-loss reinsurance market terms and conditions.

•	We may experience increased financial exposure from climate change.

•	We could be adversely affected by COVID-19 and other future contagious severe health viruses.

•

The failure of any of the loss limitation methods we employ or various risk mitigation strategies utilized could have a material adverse effect on our financial condition, results of operations or reputation in the marketplace.

•	Claims and coverage issues have had, and may continue to have, a material adverse impact on us.

•

Our failure to comply with the covenants in our senior note indenture, including as a result of events beyond our control such as a downgrade in our financial rating, could result in an event of default.

•	We may require additional capital in the future which may not be available or only available on unfavorable terms.

•	Our insurance companies are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action.

•

A reduction in our future capacity to enter new quota-share or excess of loss reinsurance treaties could potentially decrease the scope of options available to us in response to managing future statutory surplus needs.

•

A future reduction in the amount of quota-share reinsurance in place, primarily upon the expiration of the current treaties, could reduce existing statutory surplus of the impacted carrier, potentially triggering the need for a capital infusion.

•	Our business is heavily regulated, and regulation changes may reduce our profitability and growth.

•	Our revenues and operating performance will fluctuate due to statutorily approved assessments that support property and casualty insurance pools and associations.

•	Our investment portfolio may suffer reduced returns, or losses.

•	Our failure to pay claims accurately could materially adversely affect us.

•	Our revenues and operating performance may fluctuate with business cycles in the property and casualty insurance industry.

•	New homeowners insurance operations outside of Florida may not be profitable.

•	If we determine to expand to additional states or to expand the types of insurance products we offer, we may incur additional costs and may not obtain the necessary regulatory approvals.

•	Our success depends on our ability to accurately price the risks we underwrite.

•	Adverse ratings by insurance rating agencies may adversely impact our ability to write new policies, renew desirable policies or obtain adequate reinsurance.

•	We rely on independent and general agents to write our insurance policies, and if we are not able to attract and retain independent and general agents, our revenues would be negatively affected.

•

Certain of our agreements with agents provide that the renewal rights for policies written under those agreements belong to the agents, making it more difficult for us to maintain the policies written and the premium income generated through these relationships.

•	We rely on our information technology and telecommunications systems, and the failure of these systems or a security breach could disrupt our operations.

•	Increased competition, competitive pressures, industry developments and market conditions could affect the growth of our business and adversely impact our financial results.

•	Because our executive management team is critical to the strategic direction of our company, an unplanned loss of service by any of them could harm our business.

•	Failure to maintain effective internal controls over financial reporting may negatively impact us.

•

Our reliance on insurance scoring in pricing and underwriting certain of our insurance policies may be limited by changes in applicable law, regulation or policies of regulatory authorities, which could cause our pricing and underwriting to be less effective.

•	We may invest or spend the proceeds from this offering in ways with which you may not agree and in ways that may not earn a profit.

•

Our stock price in recent years has been volatile and is likely to continue to be volatile. As a result, the market price of our common stock may drop below the price you pay, and you may not be able to resell your shares at a profit.

•

The removal of our common stock from the Russell 3000® and Russell 2000® Indexes could result in the market for our common stock becoming limited, with the result that the price at which you can sell your shares may decrease.

•	We have authorized but unissued preferred stock, which could affect rights of holders of common stock.

•	As a holding company, we depend on the earnings of our subsidiaries and their ability to pay management fees and dividends to the holding company as the primary source of our income.

•	Our articles of incorporation, our bylaws and Florida law provide for anti-takeover provisions that could make it more difficult for a third party to acquire us.

•	Future sales of our common stock could depress our stock price.

Summary Selected Financial and Operating Data

The following table sets forth summary selected consolidated financial data of the Company. The financial data as of and for the nine months ended September 30, 2020 and 2019 have been derived from our unaudited financial statements for the nine months ended September 30, 2020, which are included in our quarterly report on Form 10-Q filed with the SEC and incorporated by reference herein. The financial data as of December 31, 2019 and 2018 and for the years then ended have been derived from our audited financial statements for the years ended December 31, 2019 and 2018, which are included in our annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC and incorporated by reference herein. The summary consolidated financial information in the table below is not necessarily indicative of our expected future operating results. The following summary historical financial information should be read together with our consolidated financial statements.

Selected Statements of Income:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(In thousands, except per share data)
Revenues:
Net premiums earned	$300,934	$268,464	$363,652	$355,257
Net investment income	9,637	12,037	15,901	12,460
Net realized and unrealized investment gains (losses)	8,882	5,050	7,084	(4,144)
Direct written policy fees	10,662	7,308	10,200	13,366
Other income	16,919	13,115	18,124	19,154

Total revenues	347,034	305,974	414,961	396,093

Costs and expenses:
Losses and loss adjustment expenses	297,862	194,284	273,080	228,416
Commissions and other underwriting expenses	90,205	75,650	107,189	121,109
General and administrative expenses	17,241	17,336	23,203	22,183
Interest expense	5,745	8,860	10,776	4,177

Total costs and expenses	411,053	296,130	414,248	375,885

Income (loss) before income taxes	(64,019)	9,844	713	20,208
Income tax expense (benefit)	(23,928)	1,940	(298)	5,498

Net income (loss)	(40,091)	7,904	1,011	14,710
Net income (loss) attributable to non-controlling interest	—	—	—	(218)

Net income (loss) attributable to FedNat Holding Company shareholders	$(40,091)	$7,904	$1,011	$14,928

Net income (loss) per share - Basic	$(2.89)	$0.62	$0.08	$1.17

Selected Balance Sheet Data:

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
	(In thousands, except per share data)
Cash and invested assets	$602,837	$684,002
Total assets	1,514,808	1,179,016
Loss and loss adjustment expense reserves	553,980	324,362
Total liabilities	1,313,332	930,323
Total shareholders’ equity	201,476	248,693
Book value per share	14.69	17.25

Other Financial and Operating Data:

Adjusted operating loss is a non-GAAP financial measures that we use to measure our operating performance.

The following table sets forth a reconciliation of this GAAP to non-GAAP measure:

Year Ended December 31, 2020
(Dollars in thousands)
Revenue
Total revenues	$432,230
Less:
Net realized and unrealized investment gains (losses)	18,032

Adjusted operating revenues	$414,198

Net Income (Loss)
Net income (loss)	$(73,034)
Less:
Net realized and unrealized investment gains (losses)	10,801
Acquisition and other costs	(171)
Amortization of identifiable intangibles	(90)
Gain (loss) on early extinguishment of debt	—
Impairment of intangibles	(11,417)
Adjusted operating income (loss)	$(72,157)
Income tax rate assumed for reconciling items above	40.10%

RISK FACTORS

We are subject to various risks in our business operations and this offering as described below. The risks and uncertainties described below are the known risk factors we consider material. Additional risks and uncertainties not currently known, or currently deemed immaterial, may also impair our business operations. Investors should carefully consider these risks before making an investment decision. An investment in our common stock should be considered speculative.

Risks Related to Our Business

Our financial condition could be adversely affected by the occurrence of natural and man-made disasters.

We write insurance policies that cover homeowners for losses that result from, among other things, catastrophes and sinkholes. Catastrophic losses can be caused by natural events such as hurricanes, tropical storms, tornadoes, wind, hail, fires, explosions and other events. The incidence and severity of these events are inherently unpredictable. Catastrophic losses can also be caused by terrorist attacks, war, riots, political instability and other man-made events. The extent of losses from a catastrophe is a function of two factors: the total amount of the insurance company’s exposure in the area affected by the event and the severity of the event. Our homeowners policyholders are disbursed throughout the southeast United States, although the majority of our policyholders are located in Florida. Further, a substantial portion of our Florida homeowners policyholders, are located in southeastern Florida, and therefore are especially subject to adverse weather conditions such as hurricanes and tropical storms.

The occurrence of claims from catastrophic events can result in substantial volatility in our results of operations or financial condition for any fiscal quarter or year, as seen in 2020, 2019 and 2018. An elevation in the values and concentrations of insured property may increase the severity of the occurrence of claims in the future. Although we attempt to manage our exposure to such events through the use of underwriting controls and the purchase of third-party reinsurance, catastrophic events are inherently unpredictable and the actual nature of such events when they occur could be more frequent or severe than contemplated in our pricing and risk management expectations. As a result, the occurrence of one or more catastrophic events could have a material adverse effect on our results of operations or financial condition.

Florida, Louisiana and Texas, all states in which we write homeowners policies, experienced several significant hurricanes in 2020, 2019 and 2018, which some weather analysts believe is consistent with a period of greater hurricane activity. Exposure risk management alternatives are carefully evaluated as they may increase operating expenses and may not be successful in protecting long-term profitability. If our loss experience is more adverse than is contemplated by our loss reserves, the related increase in our loss reserves may have a material adverse effect on our results of operations in the period in which the increase occurs.

As a property and casualty insurer, we may be impacted by different severe weather events at different times of the year.

Our homeowners business is impacted by catastrophic and other severe weather events, which may cause our operating results and financial condition to vary significantly from one period to the next. The incidence and severity of weather conditions are largely unpredictable, although certain types of events are more likely to occur during particular times of year. For example, hurricane season in the Atlantic and Caribbean oceans and in the Gulf of Mexico is from June 1st to November 30th of each year, with the peak occurrence of storms typically from mid-August to late October. By comparison, severe storms resulting in hail and tornados are more likely to occur in the spring in the states in which we operate. The nature of spring storms also tends to result in multiple occurrences, none of which would typically exceed our catastrophe reinsurance retention on an individual basis. There is generally an increase in the frequency and severity of claims when severe weather conditions occur.

Our loss reserves are estimates and may be inadequate to cover our actual liability for losses, causing our results of operations to be adversely affected.

We maintain reserves to cover our estimated ultimate liabilities for losses and LAE. These reserves are estimates based on historical data and statistical projections of what we believe the settlement and administration of claims will cost based on facts and circumstances then known to us. Actual loss and LAE reserves, however, may vary significantly from our estimates. Factors that affect loss and LAE reserves include the estimates made on a claim-by-claim basis known as “case reserves” coupled with bulk estimates known as IBNR. Periodic estimates by management of the ultimate costs required to settle all claim files are based on our analysis of historical data and estimations of the impact of numerous factors such as:

•	per-claim information;

•	company and industry historical loss experience, including the impact of trends such as the AOB (as described in more detail below) by insureds;

•	legislative enactments, judicial decisions, legal developments in the awarding of damages, and changes in political attitudes; and

•	trends in general economic conditions, including the effects of inflation.

Management revises its estimates based on the results of its analysis. This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for estimating the ultimate settlement of all claims. There is no precise method for subsequently evaluating the impact of any specific factor on the adequacy of the reserves, because the eventual redundancy or deficiency is affected by multiple factors. Because of the uncertainties that surround estimated loss reserves, we cannot be certain that our reserves will be adequate to cover our actual losses. If our loss and LAE reserves are less than actual losses and LAE, we will be required to increase our reserves with a corresponding reduction in our net income in the period in which the deficiency is identified. Future loss experience, substantially in excess of our loss and LAE reserves, could substantially harm our results of operations and financial condition.

Although we follow the industry practice of reinsuring a portion of our risks, our costs of obtaining reinsurance in each of the last two years has increased substantially and the terms have become less favorable, with the result that we may not be able to successfully alleviate risk through our reinsurance arrangements.

We have a reinsurance structure that is a combination of private reinsurance and the FHCF. Our reinsurance structure is composed of several reinsurance companies with varying levels of participation providing coverage for losses and LAE at pre-established minimum and maximum amounts. Losses incurred in connection with a catastrophic event below the minimum and above the maximum are the responsibility of FNIC, Maison and Monarch.

The availability and costs associated with the acquisition of reinsurance varies year to year, with significant increases occurring in each of the last two years. We are not able to control additional future availability of reinsurance and price increases, which may be significant and may limit our ability to purchase adequate coverage. In addition, when the statutory surplus of our insurance subsidiaries decreases, it decreases the maximum per-event retention allowed by our rating agency and our regulators. While a lower per-event retention has the benefit of reducing our maximum exposure to any single catastrophic event, it also further increases the cost of our reinsurance program. The recovery of increased reinsurance costs through rate increases is not immediate and cannot be presumed, as rate increases are subject to approval of the Florida OIR or Louisiana Department of Insurance.

We face a risk of non-collectability of reinsurance, which could materially and adversely affect our business, results of operations and financial condition.

As is common practice within the insurance industry, we transfer a portion of the risks insured under our policies to other companies through the purchase of reinsurance. This reinsurance is maintained to protect our insurance subsidiaries against the severity of losses on individual claims, unusually serious occurrences in which a number of claims produce an aggregate extraordinary loss and other catastrophic events. Although reinsurance does not discharge our insurance subsidiaries from their respective primary obligation to pay for losses insured under the policies they issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiary for the reinsured portion of the risk. A credit exposure exists with respect to ceded losses to the extent that any reinsurer is unable or unwilling to meet the obligations assumed under the reinsurance contracts. The collectability of reinsurance is subject to the solvency of the reinsurers, interpretation of contract language and other factors. A reinsurer’s insolvency or inability to make payments under the terms of a reinsurance contract could have a material adverse effect on our business, results of operations and financial condition.

Our reinsurance structure has significant risks, including the fact that the FHCF or our other reinsurers may not have available capital resources to pay their claims or that their ability to pay their claims in a timely manner may be impaired. This could result in significant financial, legal and operational challenges to our company. Therefore, in the event of a catastrophic loss, we may become dependent upon the FHCF’s and our other reinsurers’ ability to pay their claims. With respect to the FHCF, we may, in turn, be dependent upon the ability of the State Board of Administration of Florida to issue bonds in amounts that would be required to meet its reinsurance obligations in the event of such a catastrophic loss.

We may experience increased financial exposure due to changes in private excess-of-loss reinsurance market terms and conditions.

The private reinsurance market goes through what are known in the industry as “soft” and “hard” market cycles based on factors such as variations in world-wide and regional weather patterns and other natural or man-made catastrophes that produce higher or lower loss experience for the reinsurance industry. During soft market cycles, where losses have been less than expected, advantageous terms are more readily available to us, which reduces our potential exposure by providing broader coverage. During a hard market cycle, where losses have been more than expected, private reinsurance markets typically tighten coverage, potentially resulting in more financial exposure to the Company. Examples of tighter terms include, but are not limited to, the removal of cascading protection and the elimination of individual insurance carrier per-event retentions when there are multiple insurance carriers in a group.

Cascading protection provides broader coverage during years in which we experience multiple events. As the aggregate limit of the preceding layer is exhausted, the adjacent layers above drop down (cascade) in its place. Additionally, any unused layer protection drops down for subsequent events until exhausted. In the absence of cascading features, when events occur, a carrier may need to purchase supplemental coverage to backfill layers or potential gaps of coverage (“backfill coverage”), if available, and may have to do so at inopportune times, such as in the middle of hurricane season when availability is scarcer and pricing is higher. If such backfill coverage is not available, the carrier may experience gaps in reinsurance coverage. Because the existence and magnitude of potential gaps in coverage may be dependent on the ultimate catastrophe losses that emerge from preceding storms, some of which may be very recent, quantification of potential gaps can be highly uncertain. In addition, if another potential disturbance is already active at the time of binding backfill coverage, the active disturbance will generally be excluded from the newly bound coverage, which could result in gaps in the reinsurance tower with respect to the active disturbance, if it were to make landfall.

With individual insurance carrier per-event retentions, each insurance carrier has a retention that better matches its current risk appetite and surplus level. With an aggregate per-event retention for the entire group, if only one or two of the insurance carriers are involved in a given event, the larger corporate retention is split between the insurance carriers, usually resulting in a larger retention for the impacted carrier(s).

Restricted terms could also appear in the form of shortened time periods for coverage to be afforded on any one event or requiring 100% of the premium to be paid at the inception of coverage. Given these restrictions, the Company may incur or retain additional risk towards the end of hurricane season.

The reinsurance market for 2020 was a hard market, with less advantageous terms, as described above, on a portion of our July 1 through June 30, 2021 excess-of-loss reinsurance program. In addition, the Company anticipates that the reinsurance market will remain hard for 2021 such that, upon renewal, the less advantageous terms described above may be applicable to our entire excess-of-loss reinsurance program.

We may experience increased financial exposure from climate change.

A body of scientific evidence indicates that climate change is occurring. Climate change, to the extent that it affects weather patterns, is likely to cause an increase in the frequency and/or the severity of catastrophic events or severe weather conditions. Our financial exposure from climate change is most notably associated with losses in connection with the occurrence of hurricanes striking Florida, Louisiana and Texas. We mitigate the risk of financial exposure from climate change by restrictive underwriting criteria, sensitivity to geographic concentrations, and reinsurance.

Restrictive underwriting criteria can include, but are not limited to, higher premiums and deductibles and more specifically excluded policy risks such as fences and screened-in enclosures. New technological advances in computer generated geographical mapping afford us an enhanced perspective as to geographic concentrations of policyholders and proximity to wind and/or flood-prone areas. Our amount of maximum reinsurance coverage is determined in part by subjecting our homeowners exposures to statistical forecasting models that are designed to quantify a catastrophic event in terms of the frequency of a storm occurring once in every “n” years. The statistical forecasting models have limitations, including the possible failure to contemplate emerging claims trends. This could include the impact of “social inflation,” where contractors and vendors extract more overages from an insurance policy than it was designed and price to provide, including the rise of “cottage industries” that are more active and aggressive than historical loss data may indicate. The potential failure of these models to capture such emerging trends, such as elevated claims litigation in Florida, gives rise to the risk that we may not purchase adequate catastrophic wind coverage. Our reinsurance coverage contemplates the effects of catastrophic events in a manner that satisfies our regulators, debtholders and our rating agency. Our amount of losses retained (our deductible) and the amount of coverage purchased in connection for any single event and in aggregate for a treaty year are influenced by market capacity, pricing conditions and our need for surplus preservation. There can be no assurance that our reinsurance coverage and other measures taken will be sufficient to mitigate losses resulting from one or more catastrophic events.

Our operations, financial condition and results could be adversely affected by COVID-19 and other future contagious severe health viruses.

We are exposed to the risk of natural or man-made events, such as COVID-19 or other pandemics that could cause substantial deaths, illnesses and business disruptions. We continue to closely monitor developments related to COVID-19 and its variants to assess any potential future impact on our business, which continues to be an evolving and highly uncertain situation. As a means of limiting the exposure of FNHC’s team to the spread of infectious diseases, the Company has long supported a work-from-home culture in response to business continuity concerns by establishing and supporting the expansion of the Company’s network infrastructure to include dedicated home workstations for most employees. Nevertheless, material disruptions to the Company caused by the pandemic could include:

•

Although we believe that our product offerings and contractual coverages limit our exposure to claims related to COVID-19, there may be a risk that legislative, regulatory, judicial or social influences could extend coverage beyond our contractual obligations or may result in an increase in the frequency or severity of claims beyond expected levels.

•	Volatile and illiquid global financial markets resulting from the outbreak may adversely impact the fair value or credit quality of securities in our investment portfolio.

•

Reduced liquidity, higher operating costs and strained profitability from legislative, regulatory or judicial actions may result in denials of rate increases, require premium payment grace periods, or prevent cancellations for non-payment of premium.

•	A decline in demand for our product offerings or declining ability or willingness of our policy holders to pay premiums may reduce our revenues.

•	We may require additional liquidity at a time when our cost of capital increases and/or access to capital is hampered.

•	Social distancing impedes observing certain claims on-site and, in some cases, may adversely impact our ability to properly assess certain claims.

•

The economic effects adversely impacting the liquidity and financial stability of our reinsurers may cause an increase in our reinsurance costs and/or counterparty risk with resulting write-offs of reinsurance recoverables.

•	Market volatility and declining economic conditions adversely impacting the liquidity and financial stability of the issuers of securities we hold may result in realized losses.

•	Our ability to maintain relationships with key vendors, and those vendors’ willingness or ability to perform services for us as expected, may be adversely impacted.

•	We may experience cyber security losses due to our employees working remotely.

Additional localized or widespread events resulting from COVID-19 or its variants, or other infectious diseases that directly affect our workplace, insureds or reinsurers could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our ability to effectively conduct business, including our ability to write new business, and our financial condition. Therefore, additional prolonged periods of commercial disruption, reduced economic activity, high unemployment, extreme market volatility, disruptions to capital and credit markets, and other consequences of the COVID-19 pandemic, its variants or other infectious diseases could have a material adverse impact on our operations, financial condition and results.

If we are unable to grow because our capital must be used to pay greater than anticipated claims, our financial results may suffer.

Our ability to grow in the future will depend on our ability to expand the types of insurance products we offer and the geographic markets in which we do business, both balanced by the business risks we choose to assume and cede. Our existing sources of funds include issuance of debt securities, possible sales of our investment securities, and our earnings from operations and investments. Catastrophic events in our market areas, such as the hurricanes experienced in Florida, Louisiana and Texas in 2020, 2019 and 2018, have resulted and may result in greater claims losses than anticipated, which could require us to limit or halt growth while we redeploy our capital to pay these unanticipated claims.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or our results of operations.

Various provisions of our policies, such as limitations or exclusions from coverage which have been structured to limit our risks, may not be enforceable in the manner we intend. At the present time, we employ a variety of exclusions to our policies that limit exposure to known risks, including, but not limited to, exclusions relating to certain named liabilities and specific artisan activities. In addition, the policies we issue contain conditions requiring the prompt reporting of claims to us and our right to decline coverage in the event of a violation of that condition. While we believe our insurance product exclusions and limitations reduce the loss exposure to us and help eliminate known exposures to certain risks, it is possible that a court or regulatory authority could nullify or void an exclusion or that legislation could be enacted modifying or barring the use of such endorsements and limitations in a way that would adversely affect our loss experience, which could have a material adverse effect on our financial condition or results of operations.

The failure of various risk mitigation strategies utilized could have a material, adverse effect on our financial condition, results of operations or reputation in the marketplace.

We utilize a number of tactics to mitigate risk exposure within our insurance business, which include:

•	Avoidance of risks that do not conform to underwriting standards;

•	Risk portfolio optimization;

•	Transferring portfolio risk to financially sound reinsurance companies;

•	Acquiring adequate primary insurance to ensure continued operations; and

•	Promoting an enterprise risk management culture.

If we fail to effectively mitigate our risk exposures, the Company could experience increased claims, losses from catastrophic events that are not reinsured and/or damage of our reputation that makes agents and reinsurers reluctant to work with us.

Trends in claims and coverage issues have had, and may continue to have, a material adverse impact on our business.

As industry practices and legal, judicial, social and other conditions change, unexpected and unintended issues related to claims and coverage emerge. These issues adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until sometime after we have issued insurance policies that are affected by the changes. As a result, the full extent of liability under our insurance policies may not be known for many years after a policy is issued.

An example of an existing trend, particularly in Florida homeowners insurance, is the assignment of benefits, or AOB, for a claim where a service provider agrees to make a repair that may be covered by an insurance policy in exchange for the policyholder’s right to sue the insurance carrier directly. The AOB phenomenon substantially increased, and may continue to increase, our exposure to inflated claims, attorney’s fees and costs. Although legislative actions in the State of Florida to limit the effect of AOB on insurance companies were passed in 2019, the effect of such legislation has been a shift in the volume of lawsuits from third-party/AOB suits, from third party contractors and vendors, to first party suits, from our policyholders, instead. Another recent trend has been increased litigation regarding construction defect claims against the insureds under our commercial general liability policies written in prior years in Florida. This recent trend has resulted in low severity, high frequency claims that, although typically excluded by our policy language, nevertheless generate a high volume of litigation and related defense costs. There can be no assurances that the 2019 AOB legislation or any other future legislative actions for broader tort or insurance reform will become law or, if enacted, that such actions will have the effect of limiting the impact on us of “social inflation” and/or other causes of elevated levels of lawsuits.

Our failure to comply with the covenants in our senior note indenture, including as a result of events beyond our control such as a downgrade in our financial rating, could result in an event of default, which could materially and adversely affect our financial condition and results of operations.

The indenture for our senior notes requires us to maintain certain financial ratios and to comply with various operational and other covenants, including maintenance of certain financial ratings and limitations on our ability to incur additional debt without the approval of the existing noteholders. As of the date of this prospectus supplement, our debt is rated ‘BBB.’ If our rating were to decrease by two notches, to ‘BB+,’ the interest rate due on the senior notes would increase by 50 basis points and an additional 50 basis points for each additional notch below ‘BB+.

If there were an event of default under the indenture that was not cured or waived, the holders of the senior notes could cause all amounts outstanding with respect to the senior notes to be due and payable immediately. We cannot assure our shareholders that our assets or cash flow would be sufficient to fully repay the senior notes, either upon maturity or, if accelerated, upon an event of default, or that we would be able to refinance or restructure the payments on the senior notes. This would have a material adverse impact on our liquidity, financial condition and results of operations.

We may require additional capital in the future which may not be available or only available on unfavorable terms.

Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. To the extent that our capital may be insufficient to meet future operating requirements and/or cover losses, we may need to raise additional funds through financings or curtail our growth. Many factors will affect the amount and timing of our capital needs, including our growth and profitability, our claims experience, and the availability of reinsurance, as well as possible acquisition opportunities, market disruptions and other unforeseeable developments.

If we were required to raise additional capital, equity or debt financing may not be available at all or may be available only on terms that are not favorable to us. In the case of equity financings, dilution to our shareholders’ ownership could result, and in any case such securities may have rights, preferences and privileges that are senior to those of existing shareholders. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business or pay dividends. If we cannot obtain adequate capital on favorable terms or at all, our business, financial condition or results of operations could be materially adversely affected.

Our insurance companies are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action.

Our insurance companies are subject to RBC standards and other minimum capital and surplus requirements imposed under applicable state laws, including the laws of the State of Florida. The RBC standards, based upon the Risk Based Capital Model Act adopted by the NAIC, require our insurance companies to report their results of RBC calculations to state departments of insurance and the NAIC. These RBC standards provide for different levels of regulatory attention depending upon the ratio of an insurance company’s total adjusted capital, as calculated in accordance with NAIC guidelines, to its ACL RBC.

If we fail to meet the applicable RBC or minimum statutory capital requirements imposed by the laws of Florida or other states where we do business, we would be required to raise additional capital and we could be subject to further examination or corrective action imposed by state regulators, including limitations on out writing of additional business, additional state supervision, or liquidation. Similarly, an increase in existing RBC requirements or minimum statutory capital requirements, such as the catastrophic risk component of RBC may require us to increase our statutory capital levels. Ratios calculated based on RBC also tend to be key criteria in the assignment of ratings by insurance rating agencies.

A reduction in our future capacity to enter new quota-share or excess of loss reinsurance treaties could potentially decrease the scope of options available to us in response to managing future statutory surplus needs.

Our company is dependent on reinsurance to manage our exposure to weather events. The company purchases excess of loss reinsurance to satisfy requirements of our state regulators, insurance industry rating agency, debt rating agency, and debt covenants in the indenture for our outstanding senior notes. The company also purchases quota-share reinsurance, which assists the company in managing the statutory surplus of our insurance subsidiaries. Our inability to maintain, renew or secure excess of loss or quota-share reinsurance at an affordable price, or at any price, could impact our ability to continue our business.

There are also practical constraints on the total percentage of a given book of business that can be ceded via quota-share reinsurance. During 2020, the quota-share cession percentage on FNIC’s Florida homeowners book of business was increased from 10% to 40%, and the cession percentage on its non-Florida homeowners book was increased from zero to 80%, actions which benefited FNIC’s statutory surplus and RBC ratio. As such, FNIC has reduced capacity to increase the level of quota-share cessions in the future. Maison and Monarch currently have no quota-share treaties in place.

A future reduction in the amount of quota-share reinsurance in place, primarily upon the expiration of the current treaties, could reduce existing statutory surplus of the impacted carrier, potentially triggering the need for a capital infusion.

To qualify as reinsurance for accounting purposes, a contract must embody substantive risk transfer, which is defined as the reasonable possibility that the reinsurer could experience a significant loss on the treaty. Contractual provisions in a treaty that excessively limit the extent or timing of the net loss that a reinsurer can experience can conceivably preclude the treaty from meeting the criteria for risk transfer, thereby disqualifying it from reinsurance accounting treatment. An assessment of risk transfer must be performed upon entry into a new treaty, as well as each time the treaty is renewed. Each of our in-force quota-share reinsurance treaties qualified for reinsurance accounting at the time of its most-recent inception. Each of these treaties has a one-year term. The Company currently expects to be able to renew each of the treaties that it determines beneficial to renew on terms that qualify for continued reinsurance accounting; however, there can be no assurance that the available market terms of these renewals (including pricing, coverage and exclusions) will also pass risk transfer. If a treaty that we desire to renew fails to qualify for reinsurance accounting based on its then-current renewal terms, it could adversely impact that carrier’s statutory surplus, triggering the need for additional capital infusions within a short period of time.

Our business is heavily regulated, and changes in regulation may reduce our profitability and limit our growth.

We are subject to extensive regulation in the states in which we conduct business. This regulation is generally designed to protect the interests of policyholders, as opposed to shareholders and other investors, and relates to authorization for lines of business, capital and surplus requirements, investment limitations, underwriting limitations, transactions with affiliates, dividend limitations, changes in control, premium rates and a variety of other financial and non-financial components of an insurance company’s business. Regulators may also exert influence over the loss and loss adjustment expense reserves we carry for future claims on the insurance policies we issue. These regulatory requirements may adversely affect or inhibit our ability to achieve some or all of our business objectives. State regulatory authorities also conduct periodic examinations into insurers’ business practices. These reviews may reveal deficiencies in our insurance operations or differences between our interpretations of regulatory requirements and those of the regulators.

The NAIC and state insurance regulators are constantly reexamining existing laws and regulations, generally focusing on modifications to holding company regulations, interpretations of existing laws and the development of new laws.

From time to time, some states in which we conduct business have considered or enacted laws that may alter or increase state authority to regulate insurance companies and insurance holding companies. In other situations, states in which we conduct business have considered or enacted laws that impact the competitive environment and marketplace for property and casualty insurance. In addition, in recent years the state insurance regulatory framework has come under increased federal scrutiny. Changes in federal legislation and administrative policies in several areas, including changes in financial services regulation and federal taxation, can significantly impact the insurance industry and us.

We cannot predict with certainty the effect any enacted, proposed or future state or federal legislation or NAIC initiatives may have on the conduct of our business. Furthermore, there can be no assurance that the regulatory requirements applicable to our business will not become more stringent in the future or result in materially higher costs than current requirements. Changes in the regulation of our business may reduce our profitability, limit our growth or otherwise adversely affect our operations.

Our revenues and operating performance will fluctuate due to statutorily approved assessments that support property and casualty insurance pools and associations.

We operate in a regulatory environment where certain entities and organizations have the authority to require us to participate in assessments. Currently these entities and organizations include, but are not limited to, the Florida Insurance Guaranty Association, Citizens, the FHCF, Texas Windstorm Insurance Association and Louisiana Citizens Property Insurance.

Insurance companies currently pass these assessments on to holders of insurance policies in the form of a policy surcharge and reflect the collection of these assessments as fully earned credits to operations in the period collected. The collection of these fees, however, may adversely affect our overall marketing strategy due to the competitive landscape in Florida. As a result, the impact of possible future assessments on our balance sheet, results of operations or cash flow are indeterminable at this time.

Our investment portfolio may suffer reduced returns, or losses, which would significantly reduce our earnings.

Like other insurance companies, we depend on income from our investment portfolio for a portion of our earnings. During the time that normally elapses between the receipt of insurance premiums and any payment of insurance claims, we invest the premiums received, together with our other available capital, primarily in debt securities and to a lesser extent in equity securities, in order to generate investment income.

Our investment portfolio consists primarily of interest rate sensitive instruments, such as bonds, which may be adversely affected by changes in interest rates. A significant increase in interest rates or decrease in credit worthiness could have a material adverse effect on our financial condition or results of operations. Declines in interest rates, such as occurred during 2020, could have an adverse effect on our investment income. Further, if periods of net cash outflows arise, whether due to catastrophe losses or for other reasons, we may need to draw down our bond portfolio, reducing the interest income we will earn in future periods.

In addition, volatile and illiquid markets increase the likelihood that investment securities may not behave in historically predictable manners, resulting in fair value estimates that may be overstated compared with actual amounts that could be realized upon disposition or maturity of the security. The effects of market volatility, declining economic conditions, such as a US or global economic slowdown, whether due to coronavirus, or other factors, could adversely impact the fair value or credit quality of securities in our portfolio and may have unforeseen consequences on the liquidity and financial stability of the issuers of securities we hold. Such deteriorations in financial condition can occur rapidly, leaving us unable to react to such a scenario in a prudent manner consistent with our historical practices in dealing with more orderly markets. This, in turn, could adversely and negatively affect our results of operations, liquidity or financial condition.

Our failure to pay claims accurately could adversely affect our business, financial results and capital requirements.

We must accurately evaluate and pay claims that are made under our policies. Many factors affect our ability to pay claims accurately, including the training and experience of our claims representatives, the culture of our claims organization and the effectiveness of our management, our ability to develop or select and implement appropriate procedures and systems to support our claims functions and other factors. Our failure to pay claims accurately could lead to material litigation, undermine our reputation in the marketplace, impair our image and negatively affect our financial results.

In addition, if we are not able to handle an increasing number of claims as a result of a catastrophic event, or if we do not train new claims adjusting employees effectively or lose a significant number of experienced claims adjusting employees, our claims department’s ability to handle an increasing workload could be adversely affected. In addition to potentially requiring that growth be slowed in the affected markets, we could suffer decreased quality of claims work, which in turn could lower our operating margins.

Our revenues and operating performance may fluctuate with business cycles in the property and casualty insurance industry.

Historically, the financial performance of the property and casualty insurance industry has tended to fluctuate in cyclical patterns characterized by periods of significant competition in pricing and underwriting terms and conditions, which is known as a “soft” insurance market, followed by periods of lessened competition and increasing premium rates, which is known as a “hard” insurance market. Although an individual insurance company’s financial performance is dependent upon its own specific business characteristics, the profitability of most property and casualty insurance companies tends to follow this cyclical market pattern, with profitability generally increasing in hard markets and decreasing in soft markets. At present, on a consolidated basis, we continue to file and obtain rate increases as the current Florida property and casualty market continues to harden. Elsewhere in the United States, we are experiencing increased competition. We cannot predict how long these market conditions will persist. Although we do not compete entirely on price or targeted market share, negative market conditions may impair our ability to write insurance at rates that we consider appropriate relative to the risk assumed. If we cannot write insurance at appropriate rates, our revenues and operating performance may be adversely affected.

New homeowners insurance operations outside of Florida may not be profitable.

Our insurance subsidiaries currently conduct business in a limited number of states in addition to Florida, with concentrations of business in Texas, Louisiana and South Carolina and to a lesser extent in Alabama and Mississippi. Any single catastrophic occurrence or other condition affecting losses in these states could adversely affect our operating results. We have currently slowed our expansion of admitted homeowners property and casualty programs into other states, but may continue in the future as opportunities arise. Expanding our operations to additional states present risks similar to those we currently face with our existing operations, including risks associated with the inability to market adequately priced policies, inadequate commission structures, and overpriced or unavailable catastrophe reinsurance for wind events. Additionally, we would become subject to the insurance regulators in each state and the laws and regulations designed to regulate the insurance products and operations of new and existing insurance companies under their respective authorities. As a result, there can be no guarantees that state regulators will allow us to do business in those states or, if we are approved to operate in a state, that our operations will be profitable in that state.

If we determine to expand to additional states or to expand the types of insurance products we offer, we may incur additional costs and may not obtain the necessary regulatory approvals.

We may decide to expand our product offerings in the future by underwriting additional insurance products and programs, and marketing them through our distribution network. Expansion of our product offerings will result in increases in expenses due to additional costs incurred in actuarial rate justifications, software and personnel. Offering additional insurance products may also require regulatory approval, further increasing our costs. Before we can write insurance in a new state, or sell a new insurance product in a state, we must obtain a license or other approvals from the applicable state insurance regulators. These state insurance regulators may request additional information, add conditions to the license that we find unacceptable, or deny our application. This would delay or prevent us from operating in that state or offering that new product. There can be no assurance that we would be successful bringing new insurance products to our markets in a manner that is profitable.

Our success depends on our ability to accurately price the risks we underwrite.

The results of operations and the financial condition of our insurance companies depend on our ability to underwrite and set premium rates accurately for a wide variety of risks. Rate adequacy is necessary to generate sufficient premiums to pay losses, LAE and underwriting expenses and to earn a profit. In order to price our products accurately, we must collect and properly analyze a substantial amount of data; develop, test and apply appropriate rating formulas; closely monitor and timely recognize changes in trends; and project both severity and frequency of losses with reasonable accuracy. Our ability to undertake these efforts successfully and price our products accurately is subject to a number of risks and uncertainties, some of which are outside our control, including:

•	the availability of sufficient reliable data and our ability to properly analyze available data;

•	the uncertainties that inherently characterize estimates and assumptions;

•	our selection and application of appropriate rating and pricing techniques;

•	changes in legal standards, claim settlement practices, medical care expenses and restoration costs;

•	regulatory restrictions, including, without limitation regulatory approval of rates sought; and

•	legislatively imposed consumer initiatives.

Consequently, we could underprice risks, which would negatively affect our profit margins, or we could overprice risks, which could reduce our sales volume and competitiveness. In either event, the profitability of our insurance companies could be materially and adversely affected.

Adverse ratings by insurance rating agencies may adversely impact our ability to write new policies, renew desirable policies or obtain adequate reinsurance, which could limit or halt our growth and harm our business.

Third-party rating agencies assess and rate the ability of insurers to pay their claims. The insurance industry uses financial strength ratings to assess the financial strength and quality of insurers. Ratings are based on criteria established by the rating agencies and reflect evaluations of each insurer’s profitability, debt and cash levels, customer base, adequacy and soundness of reinsurance, quality and estimated market value of assets, adequacy of reserves, capital and RBC ratios, and management. Ratings are also based upon factors of concern to agents, reinsurers and policyholders and are not directed toward the protection of investors, such as purchasers of our common stock.

Our ability to compete successfully in states outside of Florida to expand our business footprint may also be negatively affected by our lack of an A.M. Best company rating of our financial strength. Although our insurance subsidiaries have a Demotech rating of “A” (Exceptional), which is generally accepted in Florida and certain other states, a rating by A.M. Best is more widely accepted outside of Florida and may cause customers and agents to prefer a policy written by an A.M. Best-rated company over a policy written by us. In addition, some mortgage companies outside of Florida may require homeowners to obtain property insurance from an insurance company with a minimum A.M. Best rating.

The withdrawal or downgrade of our ratings could limit or prevent us from writing or renewing desirable insurance policies, from competing with insurers who have higher ratings, or from obtaining adequate reinsurance. The withdrawal or downgrade of our ratings could have a material adverse effect on our results of operations and financial position because our insurance products might no longer be acceptable to the secondary marketplace and mortgage lenders. Furthermore, a withdrawal or downgrade of our ratings could prevent independent agents from selling and servicing our insurance products or could increase the commissions we must pay to these agents.

We rely on independent and general agents to write our insurance policies, and if we are not able to attract and retain independent and general agents, our revenues would be negatively affected.

We currently market and distribute our products and services through contractual relationships with a network of independent agents and a select number of general agents. Our independent agents are our primary source for our property and liability insurance policies. Many of our competitors also rely on independent agents. As a result, we must compete with other insurers for independent agents’ business. Our competitors may offer a greater variety of insurance products, lower premiums for insurance coverage, or higher commissions to their agents. If our products, pricing and commissions do not remain competitive, we may find it more difficult to attract business from independent agents to sell our products. A material reduction in the amount of our products that independent agents sell or a material reduction in the number of independent agents with whom we maintain a relationship could negatively affect our results of operations and financial condition.

We are a party to an insurance agency master agreement with ISA, an affiliate of Allstate, pursuant to which we are authorized by ISA to appoint Allstate agents to offer our homeowners insurance products to consumers in Florida. Since that time, our homeowners premiums and the percentage of homeowners premiums attributable to Allstate agents has increased rapidly. During the years ended December 31, 2020, 2019 and 2018, 20.7%, 23.2% and 23.8%, respectively, of the homeowners premiums we underwrote were from Allstate’s network of Florida agents. This concentration may increase further. An interruption or change in our relationship with ISA could have a material adverse effect on the amount of premiums we are able to write, as well as our results of operations.

We are a party to a managing general underwriting agreement with SageSure to facilitate growth in our FNIC homeowners business outside of Florida. As a percentage of our total homeowners premiums, 25.5%, 23.1% and 15.0%, for the years ended December 31, 2020, 2019 and 2018, respectively, were underwritten by SageSure. The profitability of the business we obtain outside of Florida through this agreement will depend substantially on the quality of underwriting performed by SageSure. An interruption in SageSure’s services for us, or issues with the quality of SageSure’s underwriting, could have a material adverse effect on the profitability of the business obtained through this relationship.

Certain of our agreements with agents provide that the renewal rights for policies written under those agreements belong to the agents, making it more difficult for us to maintain the policies written and the premium income generated through these relationships.

Our agreements with ISA and SageSure provide that ISA and SageSure, respectively, own the expirations of the policies underwritten under these agreements. This means that we do not have the right to solicit renewals of these policies. As a result, we may be less able to maintain the policies and the corresponding premium income from renewals of policies written by us under these agreements.

Cybersecurity breaches and other disruptions could compromise our information and expose us to loss of data or liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we store sensitive data, including our proprietary business information and personally identifiable information of our insureds and employees, on our networks. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. We have also promoted the ability of our team to work remotely, particularly through the COVID-19 pandemic, which could make our systems more vulnerable to breaches. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, or stolen. Any such access, disclosure or loss of information could result in legal claims against us, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations, and damage our reputation, which could materially adversely affect our results of operations. Although we have implemented security measures to protect our systems from viruses and other intrusions by third parties, there can be no assurances that these measures will be effective. To mitigate these costs, we carry a cyber-liability insurance policy. Our insurance may not be sufficient to protect against all financial and other loss. Additionally, this policy will not cover us for security breaches, data loss, or cyber-attacks experienced by our third-party business partners who have access to our customer, agent, or employee data.

Our business could be materially and adversely affected by a security breach or other attack involving the systems of one or more of our business partners or vendors.

We conduct significant business functions and computer operations using the systems of third-party business partners and vendors, who provide software, hosting, communication, and other computer services to us. Our networks could be compromised by the errors or actions of our vendors and other business partners with legitimate access to our systems. If one of our vendors or other business partners are the subject of a security breach or cyber-attack, such breach or attack may result in improper or unauthorized access to our systems, and the loss, theft or unauthorized publication of our information or the confidential information of our customers, agents or employees, notwithstanding our substantial efforts to protect our systems and sensitive or confidential information. An unauthorized disclosure or loss of policyholder or employee information or other sensitive or confidential information, including by cyber-attack or other security breach, could cause a loss of data, give rise to remediation or other expenses, expose us to liability under federal and state laws, and subject us to litigation and investigations, which could have an adverse effect on our business, cash flows, financial condition and results of operations. While we expend significant resources on these defensive measures, there can be no assurance that we will be successful in preventing attacks or detecting and stopping them once they have begun.

We rely on our information technology and telecommunications systems, and the failure of these systems could disrupt our operations.

Our business is highly dependent upon the successful and uninterrupted functioning of our current information technology and telecommunications systems. We rely on these systems to process new and renewal business, provide customer service, make claims payments and facilitate collections and cancellations, as well as to perform actuarial and other analytical functions necessary for pricing and product development. As a result, the failure of these systems could interrupt our operations and adversely affect our financial results.

Increased competition, competitive pressures, industry developments and market conditions could affect the growth of our business and adversely impact our financial results.

We operate in highly competitive markets and face competition from national, regional and residual market insurance companies in the homeowners markets, many of whom are larger, have greater financial and other resources, have higher financial strength ratings and offer more diversified insurance coverage. Our competitors include companies that market their products through agents, as well as companies that sell insurance directly to their customers. Large national captive writers may have certain competitive advantages over independent agency writers, including increased name recognition, increased loyalty of their customer base and reduced policy acquisition costs. We may be forced to reduce our premiums or increase our commissions significantly to compete, which could make us less profitable and have a material adverse effect on our business, results of operations and financial condition. If we do not meet the prices offered by our competitors, we may lose business in the short term, which could also result in a material adverse effect on our business, results of operations and financial condition.

Our executive management team is critical to the strategic direction of our company. If there were an unplanned loss of service by any of our officers our business could be harmed.

We depend, and will continue to depend, on the services of our executive management team, which includes Michael H. Braun, Chief Executive Officer and President, and others. Our success also will depend in part upon our ability to attract and retain qualified executive officers, experienced underwriting talent and other skilled employees who are knowledgeable about our business. If we were to lose the services of one or more members of our executive management team, our business could be adversely affected. Although we have employment agreements with certain of our executive officers, any unplanned loss of service could substantially harm our business.

If we are unable to maintain effective internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and provide a management report on the internal controls over financial reporting. If we have a material weakness in our internal controls over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated.

If in the future we identify material weaknesses in our internal controls over financial reporting, are unable to comply with the requirements of Section 404 in a timely manner or are unable to assert that our internal controls over financial reporting are effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. We could also become subject to investigations by the SEC, Nasdaq or other regulatory authorities, which could require additional financial and management resources to address.

Our reliance on insurance scoring in pricing and underwriting certain of our insurance policies may be limited by changes in applicable law, regulation or policies of regulatory authorities, which could cause our pricing and underwriting to be less effective.

We rely on insurance scoring, which combines credit scores and claims history of persons applying for insurance policies with us, in pricing and underwriting these policies. We believe that the use of this information, together with other relevant information provided to us in the application process, is important to our ability to effectively price our insurance products and determine the risks we are willing to underwrite. We also believe that we use this information in accordance with applicable law, regulations and policies. From time to time, however, the use of this information has come under review by insurance and other regulators. If the use of this information is limited or prohibited, our pricing and underwriting of our insurance policies may be less effective, with the result that our results of operations may be adversely affected.

Risks Related to this Offering and an Investment in Our Shares

We may invest or spend the proceeds from this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds of this offering for general corporate purposes, including to provide additional liquidity in our holding company to be available for future capital contributions to our insurance company subsidiaries, if necessary. However, we will retain broad discretion over the use of the proceeds from this offering and may use them for purposes other than those contemplated at the time of this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits or increase shareholder value. See the section titled “Use of Proceeds” below.

Our stock price in recent years has been volatile and is likely to continue to be volatile. As a result, the market price of our common stock may drop below the price you pay, and you may not be able to resell your shares at a profit.

The market price of our common stock has experienced, and may continue to experience, significant volatility from time to time. Such volatility may be affected by various factors and events, such as:

•	our operating results, including a shortfall in operating revenue or net income from that expected by securities analysts and investors;

•	recognition of large unanticipated accounting charges, such as related to a loss reserve strengthening;

•	changes in securities analysts’ estimates of our financial performance or the financial performance of our competitors or companies in our industry generally;

•	Demotech downgrade;

•	the announcement of a material event or anticipated event involving us or our industry or the markets in which we operate;

•	the issuance of a significant number of shares; and

•	the other risk factors described in this prospectus supplement and the documents incorporated by reference herein.

In recent years, the U.S. stock market has experienced extreme price and volume fluctuations, which have sometimes affected the market price of the securities issued by a particular company in a manner unrelated to the operational performance of the Company. This type of market effect could impact our common stock price as well. The volatility of our common stock means that the price of our common stock may have declined substantially at such time as you may look to sell your shares of our common stock. If our share price decreases, the value of your investment could decline.

The removal of our common stock from the Russell 3000® and Russell 2000® Indexes could result in certain investors selling our shares and the market for our common stock becoming limited, with the result that the price at which you can sell your shares may decrease.

Because of the recent decline in the market prices of our common stock and the expected significant increase in the expected minimum market capitalization required for continued inclusion in the Russell 3000® and Russell 2000® Indexes, our market capitalization may no longer meet the expected minimum market capitalization required for continued inclusion in the Russell indexes. As a result, index funds, institutional investors and other investors attempting to track the composition of those indexes may be required to sell our common stock, which would adversely impact the price and frequency at which it trades.

We have authorized but unissued preferred stock, which could affect rights of holders of common stock.

Our articles of incorporation authorize the issuance of preferred stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be issued as a method of discouraging a takeover attempt. Although we do not intend to issue any preferred stock at this time, we may do so in the future.

As a holding company, we depend on the earnings of our subsidiaries and their ability to pay management fees and dividends to the holding company as the primary source of our income.

We are an insurance holding company whose primary assets are our subsidiaries. Our operations, and our ability to pay dividends or service our debt, are limited by the earnings of our subsidiaries and their payment of their earnings to us in the form of management fees, commissions, dividends, loans, advances or the reimbursement of expenses. These payments can be made only when our subsidiaries have adequate earnings. In addition, dividend payments made to us by our insurance subsidiaries are restricted by the applicable state laws governing our insurance subsidiaries. Generally, these laws limit the dividends permitted to be paid by insurance companies under complicated formulas based on the companies’ available capital and earnings.

Payment of dividends in the future will depend upon our earnings and financial position and such other factors, as our board of directors deems relevant.

Our articles of incorporation, our bylaws and Florida law provide for anti-takeover provisions that could make it more difficult for a third party to acquire us.

Provisions of our articles of incorporation, our bylaws and Florida law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders. These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of our common stock, or could limit the ability of our shareholders to approve transactions that they may deem to be in their best interests.

Future sales of our common stock by our existing shareholders in the public market, or the possibility or perception of such future sales, or sales of additional shares of common stock by us, could depress our stock price.

Investors currently known to be the beneficial owners of more than 5.0% of our common stock hold approximately 41% of our outstanding shares. Sales of a substantial number of shares of our common stock in the public market or otherwise by our existing shareholders, or the possibility or perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. In addition, we may issue additional shares of our common stock from time to time in the future in amounts that may be significant. The sale of substantial amounts of our common stock by us, or the perception that these sales may occur, could adversely impact our stock price.

USE OF PROCEEDS

We anticipate that the net proceeds to us from the sale of our common stock in this offering will be approximately $15.2 million, after deducting offering expenses and the underwriting discounts and commissions (or approximately $17.6 million, if the underwriter exercises its over-allotment option in full).

We intend to use the net proceeds of this offering for general corporate purposes, including to provide additional liquidity in our holding company to be available for future capital contributions to our insurance company subsidiaries, if necessary.

Before we apply any of the proceeds for any uses, they likely will be temporarily invested in short-term investment securities. The precise amounts and timing of the application of proceeds has yet to be determined by our management.

DIVIDEND POLICY

Holders of our voting common stock are entitled to cash dividends when, as and if declared by our board of directors out of funds legally available therefor. Our board of directors paid regular quarterly dividends beginning in the fourth quarter 2012 through December 1, 2020.

Payment of dividends in the future will depend on our earnings and financial position, compliance with our debt covenants, and such other factors as our board of directors deems relevant. As of the date of this prospectus supplement, we are prohibited by the terms of the indenture for our senior notes from paying dividends on our common stock because our debt-to-capital ratio currently exceeds 35%. In addition, our ability to continue to pay dividends may be restricted by, among other things, regulatory limits on the amount of dividends that FNIC, Monarch and Maison are permitted to pay to us, as their parent company, under applicable insurance laws and regulations.

Our ability to pay dividends in the future will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, compliance with our debt covenants, capital requirements, general business conditions, and other factors. Therefore, we can give no assurance that future cash dividends will be paid to holders of our common stock.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2020, as follows:

(i)	on an actual basis, and

(ii)	on an as-adjusted basis to reflect the sale of 3,500,000 shares of common stock at a public offering price of $4.75 per share for total net proceeds of approximately $15.2 million.

This information should be read together with our consolidated financial statements and other financial information set forth or incorporated by reference in this prospectus supplement.

	Actual at September 30, 2020 (unaudited)	As Adjusted at September 30, 2020 (unaudited)(1)
	(In thousands)
Long term debt	$98,643	$98,643
Shareholders’ equity
Preferred stock, $0.01 par value: 1,000,000 shares authorized	—	—
Common stock, $0.01 par value: 25,000,000 shares authorized; 13,717,525 and 17,217,908 issued and outstanding(2)	137	172
Additional paid-in capital	168,912	184,077
Accumulated other comprehensive income (loss)	15,763	15,763
Retained earnings	16,664	16,664

Total shareholders’ equity	201,476	216,676

Total capitalization	$300,119	$315,319

(1)	Assumes that the underwriter’s over-allotment option has not been exercised.
(2)	Does not include up to 200,000 shares that are expected to be granted to non-employee directors, executive officers and other members of senior management shortly after closing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or the Code, have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

An individual may generally be treated as a resident of the U.S. in any calendar year for U.S. federal income tax purposes, by, among other ways, being present in the U.S. for at least 31 days in that calendar year and for an aggregate of at least 183 days during a 3-year period ending in the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

This discussion is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement.

This discussion applies only to non-U.S. holders that hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, any aspects of U.S. state, local or non-U.S. taxation, or the impact of the unearned income Medicare contribution tax or any alternative minimum tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below); corporations that accumulate earnings to avoid U.S. federal income tax; governmental organizations; tax-exempt organizations; banks, thrifts, insurance companies and other financial institutions; brokers, dealers or traders in securities, commodities or currencies; tax-qualified retirement plans; real estate investment trusts; holders subject to the alternative minimum tax or the Medicare contribution tax on net investment income; holders that are subject to the special tax accounting rules of Section 451(b) of the Code; holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation; holders holding our common stock as part of a hedge, straddle, synthetic security or other risk reduction strategy, conversion transaction or other integrated investment; holders deemed to sell our common stock under the constructive sale provisions of the Code; controlled foreign corporations; passive foreign investment companies; and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our common stock through such partnerships or other pass-through entities for U.S. federal income tax purposes. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships and other pass-through entities should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Dividends

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on sale, exchange or other disposition of our common stock.” Any such distribution will also be subject to the discussion below regarding effectively connected income, backup withholding and FATCA withholding.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of dividends or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected earnings and profits of a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses (even though the individual is not considered a resident of the United States); or

•

our common stock constitutes a “U.S. real property interest” because we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period of our voting common stock, if shorter) a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. Generally, a corporation is a USRPHC under the Foreign Investment in Real Property Tax Act codified at Code Section 897 only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Even if we are or become a USRPHC, provided that our common stock is regularly traded on an established securities market (as defined by applicable Treasury Regulations) during the calendar year in which the disposition occurs, only a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock, will be subject to U.S. federal income tax (and applicable withholding tax) on the disposition of our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and will be subject to applicable withholding tax on such non-U.S. holder’s amount realized on the disposition which collection obligation is imposed on the purchaser thereof. Such withholding tax (which may be more or less than such non-U.S. holder’s final U.S. tax liability) may be allowed as a credit on such non-U.S. holder’s timely filed U.S. income tax return, and a refund may be claimed for over-withholding if the amount collected exceeds such non-U.S. holder’s tax liability. No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if such holder establishes an exemption by certifying his, her or its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form), provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder establishes an exemption by certifying his, her or its status as a non-U.S. holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or other applicable agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as the Foreign Account Tax Compliance Act (or “FATCA”), generally impose a U.S. federal withholding tax of 30% on dividends on stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. The U.S. Treasury Regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our common stock, and may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL INCOME AND ESTATE AND GIFT TAX LAW CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, AS WELL AS THE APPLICABILITY AND EFFECT OF NON-U.S. TAX LAWS, TAX TREATIES AND ANY OTHER U.S. FEDERAL TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code, prohibit certain transactions, referred to as prohibited transactions, involving the assets of (i) an employee benefit plan that is subject to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) and (ii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i) and (ii) being referred to herein as a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan.

Consequently, the fiduciary of a Plan or account contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the common stock, or any of our or their affiliates is or might become a “party-in-interest” or “disqualified person” with respect to the Plan or account. Prohibited transactions may arise if shares of common stock are acquired by or on behalf of a Plan unless the shares of common stock are acquired and held pursuant to an available exemption, of which there are many. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions that may apply to the acquisition of shares of common stock. These exemptions include transactions effected on behalf of a Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), and transactions involving bank collective investment funds (prohibited transaction exemption 91-38). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Governmental plans, certain church plans and non-U.S. plans may not be subject to the prohibited transaction provisions of ERISA or the Code, but may be subject to similar laws. Fiduciaries of any such plans should consult with counsel before acquisition or ownership of shares of our common stock.

Because of the foregoing, the person making the decision on behalf of a Plan or a governmental, church or foreign plan will be deemed, by purchasing the shares of common stock, to represent on behalf of itself and the plan that the purchase of the shares of common stock will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any applicable similar law.

If you are investing the assets of a qualified pension, profit-sharing, 401(k), Keogh, or other qualified retirement plan or the assets of an IRA or other benefit account in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or account, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or account;

•	your investment will not produce unrelated business taxable income, or UBTI, for the plan or account;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering the acquisition or ownership of our shares of common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investment and whether an exemption would be applicable to the acquisition or ownership of our common stock.

UNDERWRITING

We are offering the shares of common stock described in this prospectus through Piper Sandler & Co. as the sole bookrunning manager. We have entered into a firm commitment underwriting agreement with Piper Sandler & Co.

The underwriting agreement provides that the obligations of the underwriter is subject to certain conditions precedent, including approval of legal matters by its counsel. The underwriter has the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter may offer and sell shares through one or more of its affiliates or selling agents. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of our common stock listed below.

Underwriter	Number of Shares
Piper Sandler & Co.	3,500,000

Option to Purchase Additional Shares

We have granted the underwriter an option to buy up to an additional 15% of the shares of our common stock from us to cover over-allotments, if any. The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered. This option may be exercised only if the underwriter sells more shares than the total number set forth on the cover page of this prospectus.

Discounts and Commissions

The underwriter has advised us that it proposes to offer the common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. The underwriter proposes to offer the shares to certain dealers at the same price less a concession of not more than $0.171 per share. After the offering, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriter to us per share of common stock, less the aggregate retainer fee paid by us to date. The following table shows the per share and total underwriting discount to be paid by the underwriter in connection with this offering, assuming either no exercise and full exercise of the option to purchase additional shares:

		Total
	Per Share	Without Option	With Option
Public offering price	$4.75	$16,625,000	$19,118,750
Underwriting discounts and commissions	$0.285	$997,500	$1,147,125
Proceeds, before expenses, to us	$4.465	$15,627,500	$17,971,625

We estimate that the total fees and expenses payable by us, excluding the underwriting discount, will be approximately $390,000.

Indemnification of Underwriter

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering, selling, contracting to sell, granting any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending or otherwise transferring or disposing of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or other capital stock for a period of at least 90 days following the date of this prospectus without the prior written consent of Piper Sandler & Co.

The lock-up agreements do not prohibit our directors and executive officers from transferring shares of our common stock for bona fide gifts or by will, or for estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up provisions do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus. The lock-up provisions do not prevent us from selling shares to the underwriter pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus.

Listing

Our common stock is quoted on Nasdaq under the symbol “FNHC.”

Price Stabilization, Short Positions and Penalty Bids

To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than we have sold to them. Short sales involve the sale by the underwriter of a greater number of shares than the underwriter is required to purchase in the offering. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time. The underwriter may also engage in passive market making transactions in our common stock.

Passive market making consists of displaying bids on Nasdaq is limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus in electronic format may be made available on the web sites or through online services maintained by the underwriter. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Affiliations

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors and Notice to Prospective Investors in United Kingdom

The shares may not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the EEA. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares.

PRIIPs Regulation / Prohibition of Sales to EEA Retail Investors

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to UK Retail Investors and Notice to Prospective Investors in United Kingdom

The shares may not be offered, sold or otherwise made available to any retail investor in the United Kingdom, or the UK. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in the UK Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares in, from or otherwise involving the UK.

UK PRIIPs Regulation / Prohibition of Sales to UK Retail Investors

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

Hong Kong

The shares have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

The validity of the issuance of the securities to be offered by this prospectus supplement will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Miami, Florida. Certain legal matters in connection with this offering will be passed upon for the underwriter by Mayer Brown LLP, New York, New York.

EXPERTS

The consolidated financial statements of FedNat Holding Company appearing in its annual report on Form 10-K for the year ended December 31, 2019 (including schedules appearing therein), and the effectiveness of FedNat’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$150,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

Offered by

FedNat Holding Company

We may offer and sell, from time to time, up to $150,000,000 in the aggregate of the securities identified above in one or more offerings. This prospectus provides you with a general description of the securities.

We will provide the specific terms of these securities and the prices and terms of any offerings of the securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our common stock is listed on the NASDAQ Global Market under the symbol “FNHC.” On June 20, 2018, the closing price of our common stock, as reported by the NASDAQ Global Market, was $22.47 per share.

On May 31, 2018, we changed our name to FedNat Holding Company from Federated National Holding Company.

We may offer these securities directly to investors, through agents, underwriters or dealers on a continuous or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each offering of securities.

Investing in our securities involves risks, which we describe in our Annual Report on Form 10-K and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus, as described in “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2018

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering securities and soliciting offers to buy securities only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus, any related prospectus supplement or any document incorporated by reference into this prospectus is accurate only as of the date of the document containing the information.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “forecast,” “guidance,” “indicate,” “intend,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “will,” “would,” “will be,” “will continue” or the negative thereof or other variations thereon or comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Management cautions that the forward-looking statements contained in this prospectus and the information incorporated by reference are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed under “Risk Factors” in our Annual Form 10-K, and discussed from time to time in our reports filed with the Securities and Exchange Commission, or the SEC. Some of the factors that could cause actual results to differ from our expectations are:

•	uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies;

•	the costs of reinsurance, assessments charged by various governmental agencies; pricing competition and other initiatives by competitors;

•	the risk of non-collectability of reinsurance;

•	trends in claims and coverage issues;

•	the impact of new regulations adopted in Florida and in other states in which we do business that affect the property and casualty insurance market;

•	our ability to obtain regulatory approval for requested rate changes and the timing thereof;

•	the statutorily approved assessments that support property and casualty insurance pools and associations, which will cause our revenues and operating performance to fluctuate;

•	weather conditions (including the severity and frequency of storms, hurricanes, tornados and hail);

•	inflation and other changes in economic conditions, including changes in financial markets;

•	legislative and regulatory developments;

•

the implications of having debt outstanding, including the potential failure to comply with the covenants in our senior note indenture, which failure could arise as a result of events beyond our control;

•	certain of our outstanding debt securities bear interest at a floating rate, which may lead to increased interest expense and exposure to rising interest rates;

•

our future exit from the automobile and commercial general liability lines of business, which may lead to increased costs as a result of these exit activities and will lead to increased concentration of our business in homeowners insurance;

•	dependence on investment income and the composition of our investment portfolio;

•	the adequacy of our liability for loss, loss reserves and loss adjustment expense;

•	our relationship with insurance agents, and our ability to recruit and retain them;

•	claims experience and catastrophe losses;

ii

•	ratings by industry services;

•	reliance on key personnel;

•	acts of war and terrorist activities;

•	court decisions and trends in litigation and health care and auto repair costs; and

•	other factors set forth in this prospectus, any related prospectus supplement or in our other filings with the SEC.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus and in the information incorporated by reference are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

In making your decision, you should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. You must rely on your own examination of our Company.

This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. We will make conformed copies of the actual documents available to you upon request.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process, relating to the common stock, preferred stock, debt securities, warrants and units described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total offering price of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless the context otherwise requires, the terms the “Company,” “FNHC,” “we,” “us” and “our” refer to FedNat Holding Company and our subsidiaries.

iii

FEDNAT HOLDING COMPANY

Overview

We are an insurance holding company that controls substantially all steps in the insurance underwriting, distribution and claims processes through our subsidiaries and our contractual relationships with our independent agents and general agents.

We, through our wholly owned subsidiaries, are authorized to underwrite, and/or place, homeowners’ multi-peril (which we refer to as “homeowners”), federal flood and other lines of insurance in Florida and other states. We market, distribute and service our own and third-party insurers’ products and other services through a network of independent and general agents.

Federated National Insurance Company, or FNIC, one of our wholly owned insurance subsidiaries, is licensed as an admitted carrier, to write specific lines of insurance by the state’s insurance departments, in Florida, Louisiana, Texas, Georgia, South Carolina and Alabama. Monarch National Insurance Company, or MNIC, our other insurance subsidiary, is licensed as an admitted carrier in Florida. Admitted carriers are bound by rate and form regulations, and are strictly regulated to protect policyholders. Admitted carriers are also required to financially contribute to the state guarantee fund used to pay for losses if an insurance carrier becomes insolvent or unable to pay loss amounts due to their policyholders.

Through our wholly owned subsidiary, FedNat Underwriters, Inc., we serve as managing general agent for FNIC and MNIC.

Recent Events

We organized MNIC in 2015 to write homeowners property and casualty insurance in Florida through a joint venture with Crosswinds Investor Monarch LP, or Crosswinds Investor, a wholly owned subsidiary of Crosswinds Holdings Inc., or Crosswinds Holdings, a private equity firm and asset manager, and Transatlantic Reinsurance Company, or TransRe, an international property and casualty reinsurance company. Crosswinds Investor and we each invested $14.0 million for a 42.4% interest in Monarch Delaware Holdings LLC, or Monarch Delaware, with each holding 50% of the voting interests. TransRe invested $5.0 million for a 15.2% non-voting interest in Monarch Delaware and loaned an additional $5.0 million.

On February 21, 2018, FNIC closed its acquisition of the Monarch Delaware interests held by Crosswinds Investor and TransRe pursuant to the purchase and sale agreement dated November 27, 2017. FNIC purchased Crosswinds Investor’s interest for $12.3 million, and TransRe’s interest for $4.4 million. The $5.0 million loan from TransRe was paid in full. With the completion of this purchase and the merger of Monarch Delaware and an intermediate subsidiary, FNIC owns 100% of MNIC.

Also in connection with the Company’s purchase of the Monarch Delaware interests, a subsidiary of Crosswinds Holdings will continue to serve as a consultant to FNHC for a quarterly fee of $75,000 through December 31, 2018. In addition, subsidiaries of Crosswinds Holdings and TransRe will each have a right of first refusal through December 31, 2018 to participate in FNIC’s catastrophe excess of loss reinsurance program, at market rates and terms, up to a placement of $10.0 million in reinsurance limit in the aggregate from Crosswinds Holdings and to a placement of $10.0 million in reinsurance limit in excess of its placement on FNIC’s current catastrophe excess of loss reinsurance program from TransRe.

Although we have in the past offered personal automobile and commercial general liability insurance, we have determined to undertake orderly withdrawals from these lines of business and have begun the appropriate steps to do so, including submitting all required regulatory filings and obtaining regulatory approvals. Subject to such approvals, we expect our personal automobile line of business to materially cease by the fourth quarter of 2018 and our commercial general liability line of business to materially cease thereafter.

We remain focused on our core competencies, which are to write and service our homeowners’ insurance business in select coastal states, including our home state of Florida. We intend to capitalize on our strengths by growing our business in both our existing states and into new states located on the Gulf Coast and throughout the eastern seaboard of the United States. Our initiatives may include, without limitation, expanding our presence either organically or through partnerships, mergers, acquisitions or other opportunities that we may identify from time to time and may include agents, brokers, insurers, reinsures, private equity, pension funds, and other sources of capital. There can be no assurances, however, that we will be able to complete any such transactions or, if completed, as to the outcome of any such transactions.

On May 31, 2018, we changed our name to FedNat Holding Company from Federated National Holding Company, and on June 7, 2018 our primary insurance subsidiary changed its name to FedNat Insurance Company from Federated National Insurance Company. Both were part of our efforts to rebrand FNHC and FNIC with our “FedNat” registered trademark.

Corporate Information

We were incorporated in Florida in 1991, and changed our name from 21st Century Holding Company to Federated National Holding Company in 2012 and to FedNat Holding Company in 2018. Our principal executive offices are located at 14050 N.W. 14th Street, Suite 180, Sunrise, Florida 33323, and our telephone number is (954) 581-9993. Our website is www.fednat.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

For further information regarding us and our financial information, you should refer to our filings with the SEC. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement or in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we may use the net proceeds from the sale of the offered securities for any combination of capital expenditures, investment in strategic opportunities, working capital, repayment of indebtedness and other general corporate purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce borrowings.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference relating to the issuance, if any, by us of debt securities in the future.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock does not constitute a complete description of all of the terms of our capital stock and should be read in conjunction with our articles of incorporation and by-laws which have been filed by us with the SEC.

Capital Stock

Our authorized capital stock currently consists of:

•	25,000,000 shares of common stock, $0.01 par value, and

•	1,000,000 shares of preferred stock, $0.01 par value.

As of June 20, 2018, we had outstanding 13,127,081 shares of our common stock and no shares of preferred stock. In addition, we currently have reserved for issuance under our equity incentive compensation plans (including shares issuable upon the exercise of outstanding options) a total of 848,714 shares of our common stock.

The following summary describes the material terms of our common stock and our preferred stock. The description of our capital stock is qualified by reference to our articles of incorporation and by-laws.

Common Stock

As of June 20, 2018, there were 13,127,081 shares of our common stock outstanding held by approximately 134 shareholders of record.

Dividends. Subject to the rights of the holders of our preferred stock, holders of shares of our common stock are entitled to receive dividends that may be declared by our board of directors out of legally available funds.

Voting Rights. Except as otherwise required by law or as may be provided in the resolutions of the board of directors authorizing the issuance of any class or series of preferred stock, the holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders and do not have cumulative voting rights. Holders of our common stock entitled to vote in any election of directors may elect by a plurality of the votes cast for nominees for election to our board of directors.

Liquidation Rights. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, and after the holders of our preferred stock have been paid in full the amounts to which they are entitled, if any, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment in full to our creditors and holders of our preferred stock, if any.

Other Provisions. The holders of our common stock are not entitled to preemptive or similar rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that our board of directors may designate and we may issue in the future.

Preferred Stock

We are currently authorized to issue up to 1,000,000 shares of preferred stock, none of which are issued and outstanding. Our board of directors, in its sole discretion, may designate and issue one or more classes or series of preferred stock from our authorized and unissued shares of preferred stock. Subject to limitations imposed by law or our articles of incorporation, our board of directors is empowered to determine:

•	the voting rights, whether special or conditional, full or limited, of each class or series of preferred stock,

•	the designation of and the number of shares comprising the class or series of preferred stock,

•	the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series,

•	the redemption prices and terms applicable, if any, to any class or series of preferred stock,

•	whether or not the shares of a class or series will be subject to a retirement or sinking fund and the terms applicable thereto,

•	the dividend rights and dividend rate, if any, for any class or series of preferred stock,

•	the amounts payable on the series upon our liquidation, dissolution or winding-up,

•	the terms and conditions of any conversion rights for the class or series of preferred stock, if any, and

•	the terms and conditions of any other special rights and protective provisions that the board of directors deems advisable.

As of the date of this prospectus, we have outstanding $25.0 million of Senior Unsecured Floating Rate Notes due 2027, or the 2027 Notes, issued pursuant to an indenture dated as of December 28, 2017 and a supplemental indenture dated as of December 28, 2017. We also have outstanding $20.0 million of Senior Unsecured Fixed Rate Notes due 2022, or the 2022 Notes, pursuant to the December 28, 2017 indenture and a supplemental indenture dated as of December 29, 2017. The 2027 Notes and the 2022 Notes have certain covenants and restrictions that may impact our ability to pay dividends on any preferred stock that we may issue. We intend to disclose in the applicable prospectus supplement the covenants and restrictions that are applicable to the preferred stock then being offered.

Florida Statutory Anti-Takeover Provisions

General. The Florida Business Corporation Act, as amended, or the FBCA, contains provisions that apply to us and that are designed to enhance the ability of our board to respond to and potentially defer attempts to acquire control of FNHC. These provisions may discourage altogether takeover attempts which have not been approved by our board of directors. This could include takeover attempts that our non-affiliate shareholders deem to be in their best interest and which may represent a current premium for their shares in relation to prevailing market prices of our common stock on the NASDAQ Global Market. These provisions may also adversely affect the price that a potential purchaser would be willing to pay for our common stock and, therefore, deprive you of the opportunity to obtain a takeover premium for your shares. These provisions could make the removal of our incumbent directors and management more difficult. These provisions may enable a minority of our directors and the holders of a minority of our outstanding voting stock or the holders of an existing control block to prevent, delay, discourage or make more difficult a merger, tender offer or proxy contest, even though the transaction may be favorable to the interests of a majority of our non-affiliate shareholders. These provisions could also potentially adversely affect the market price of our common stock.

The following summarizes the anti-takeover provisions contained in the FBCA.

Authorized but Unissued Stock. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of stock may enable our board of directors to issue shares of stock to persons friendly to existing management. This may have the effect of discouraging attempts to obtain control of FNHC. The perception in the market of a large number of authorized but unissued shares of our common and preferred stock could have a negative impact on the price of our common stock.

Evaluation of Impact of Acquisition Proposals on Non-Shareholder Constituencies. The FBCA expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider in addition to shareholder interests all relevant factors, including, without limitation, the social, legal, and economic effects on our employees, customers and suppliers and our subsidiaries, on the communities and geographical areas in which they operate. Our board may also consider the amount of consideration being offered in relation to the then current market price for outstanding shares of capital stock and our then current value in a freely negotiated transaction. Our board of directors believes that these provisions are in our long-term best interests and those of our shareholders.

Control Share Acquisitions. We are subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within specified putative voting ranges will not possess voting rights in the election of our directors unless the voting rights associated with the shares are approved by a majority vote of our disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any of our officers or employees who is also a director. The specific share acquisition ranges that implicate these provisions of the statute are:

•	acquisitions of shares possessing one-fifth or more but less than one-third of all voting power,

•	acquisitions of shares possessing one-third or more but less than a majority of all voting power, or

•	acquisitions of shares possessing a majority of all voting power.

Under certain circumstances, the statute permits the acquiring person to call a special shareholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables us to provide for the redemption under certain circumstances of control shares with no voting rights.

These provisions do not apply to shares acquired under, among other things, an agreement or plan of merger or share exchange effected in compliance with the relevant provisions of Florida law and to which we are a party, or an acquisition of shares previously approved by our board of directors.

Affiliated Transactions with Interested Shareholders. We are subject to the Florida affiliated transactions statute, which generally requires the approval of the holders of 66-2/3% of our outstanding voting shares, other than the shares owned by an “interested shareholder”—generally, any person who is the beneficial owner of more than 10% of the outstanding voting stock of FNHC—to effectuate an affiliated transaction. An “affiliated transaction” is a transaction that involves FNHC and an interested shareholder or an affiliate of an interested shareholder, including, among others, a merger, a sale of assets, a sale of shares, a liquidation, or a reclassification of securities and loans. The special voting requirement does not apply in certain specified circumstances. These provisions could prohibit or delay the announcement or consummation of mergers or other takeover or change-in-control attempts of FNHC. Accordingly, these provisions may discourage attempts to acquire FNHC.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws currently contain certain provisions that may make it more difficult and time-consuming for shareholders or third parties to influence our management, policies or affairs, and may discourage, delay or prevent a transaction involving a change-in-control of FNHC offering a premium over the current market price of our common stock. These provisions include those that:

•	prohibit cumulative voting in the election of our directors,

•	establish a classified board of directors with staggered three-year terms,

•

provide that the written request of holders of record who hold, in the aggregate, a net long position, as defined in our bylaws, in shares representing at least 25% of the outstanding shares of the company is required for shareholders to call special meetings of our shareholders,

•	provide for 25,000,000 shares of authorized common stock,

•	provide for 1,000,000 shares of authorized preferred stock, and

•	eliminate the ability of shareholders to take action by written consent in lieu of a shareholder meeting,

•	establish advance notice and disclosure procedures for shareholders to bring matters before a meeting of our shareholders,

•

provide that directors may only be removed from office prior to the expiration of his or her term for cause and upon the affirmative vote of at least two-thirds of the outstanding capital stock entitled to vote for the election of directors,

•	establish advance notice and disclosure requirements for shareholder nomination of directors, and

•	establish supermajority voting requirements to amend the antitakeover provisions included in the articles of incorporation and bylaws.

These provisions could also discourage proxy contests and make it more difficult for our shareholders to elect directors and cause us to take extraordinary corporate actions. In addition, the existence of these provisions, together with Florida law, might hinder or delay an attempted takeover other than through negotiations with our board. As a result, we may be less likely to receive unsolicited offers to acquire us that some of our shareholders might consider beneficial.

Indemnification Provisions

Florida law authorizes a company to indemnify its directors and officers in certain instances against certain liabilities they may incur by virtue of their relationship with the company. Further, a Florida corporation is authorized to provide further indemnification or advancement of expenses to any of its directors, officers, employees, or agents, except for acts or omissions which constitute:

•	a violation of the criminal law unless the individual had reasonable cause to believe it was lawful,

•	a transaction in which the individual derived an improper personal benefit,

•

in the case of a director, a circumstance under which certain liability provisions of the FBCA are applicable related to payment of dividends or other distributions or repurchases of shares in violation of the FBCA, or

•	willful misconduct or a conscious disregard for the best interest of the company in a proceeding by the company, or a company shareholder.

A Florida corporation also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agent, which we have done.

Our articles of incorporation provide that our directors will not be personally liable for monetary damages to us to the fullest extent permitted by Florida law. Our articles of incorporation further provide that we may insure, will indemnify and will advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law.

Our bylaws provide that we will indemnify, or advance expenses to, to the fullest extent authorized by the FBCA, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he or she (a) is or was a director of FNHC, (b) is or was serving at the request of FNHC as a director of another corporation, (c) is or was an officer of FNHC, provided that he or she is or was at the time a director of FNHC, or (d) is or was serving at the request of FNHC as an officer of another corporation, provided that he or she is or was at the time a director of FNHC or a director of such other corporation, serving at the request of FNHC.

We are also a party to indemnification agreements with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling FNHC pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of our senior or subordinated debt securities that are common to all series. We will describe the particular terms of a series of debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered, in the prospectus supplement relating to the offered debt securities. If indicated in a prospectus supplement, the terms of any series of debt securities may differ from the terms summarized below.

The debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, in this case, Wilmington Trust, National Association, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

Because we may issue both senior debt securities and subordinated debt securities, our references to the indenture are to each of the senior indenture and the subordinated indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the “indentures.”

Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of the indentures.

General

The debt securities will be unsecured obligations of FNHC. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all our existing and future Senior Indebtedness (as defined in the subordinated indenture).

Our currently outstanding 2027 Notes and 2022 Notes have certain covenants and restrictions that may impact our ability to issue additional debt securities without the consent of a majority of the holders of each of the 2027 Notes and the 2022 Notes. We intend to disclose in the applicable prospectus supplement the covenants and restrictions that are applicable to the debt securities then being offered.

You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

•	The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

•

The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

•

The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

•

The place or places, if any, other than or in addition to the other than the Corporate Trust Office of the Trustee, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

•

Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

•	Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

•

If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

•	Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

•

If the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, or as registered securities.

•	The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

•	The denomination or denominations that the debt securities will be issued.

•

Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

•	A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

•

Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

•	Any other terms of the debt securities that are consistent with the provisions of the indenture.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or any interest on, debt securities will include additional amounts if required by the terms of such debt securities.

The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under an indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee.

If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the conversion price or exchange ratio, or the calculation method for such price or ratio,

•	the conversion or exchange period, or how such period will be determined,

•	if conversion or exchange will be mandatory or at the option of the holder or FNHC,

•	any requirements with respect to the reservation of shares of securities for purposes of conversion,

•	provisions for adjustment of the conversion price or the exchange ratio, and

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Additional Mechanics

Form, Exchange and Transfer

The debt securities will be issued:

•	as registered securities, or

•	in global form, or

•	in denominations that are even multiples of $1,000, in the case of registered securities, or otherwise as specified in the applicable prospectus supplement.

You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an “exchange.”

You may exchange or transfer registered securities of a series at the office of the trustee in Minneapolis, Minnesota. That office is currently located at 50 South Six Street, Suite 1290. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Registrar and Paying Agent

If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in Minneapolis, Minnesota. That office is currently located at 50 South Six Street, Suite 1290. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Regardless of who acts as the paying agent, subject to any applicable unclaimed property laws, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

Notices

With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of Default

You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “event of default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of or any premium on a debt security of such series on its due date whether at maturity, upon acceleration, optional redemption, required purchase or otherwise.

•	We do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

•

We remain in breach of a covenant in respect of debt securities of such series for 30 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. Only a portion of the principal is payable if the securities were issued at a discount. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of Senior Indebtedness. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity, (2) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

However, notwithstanding the conditions described above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•

either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

•

immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of Each Holder

First, there are changes that cannot be made to your debt securities without the approval of each holder. Following is a list of those types of changes:

•	changing the stated maturity of the principal of or interest on a debt security,

•	reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default,

•	adversely affecting any right of repayment at the holder’s option,

•	changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security,

•	impairing your right to sue for payment or to convert or exchange a security,

•	in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities,

•	in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness,

•	reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture,

•	reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults,

•	reducing the requirements for quorum or voting with respect to the debt securities,

•	modifying any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements,

•	changing any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances, and

•	other provisions specified in the prospectus supplement.

Changes Requiring a Majority Vote

The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under “—Changes Requiring Approval of Each Holder” unless we obtain your individual consent to the waiver.

Changes not Requiring Approval

The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications; curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act does not require any vote by holders of debt securities.

Further Details Regarding Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default, and

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance – Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date.

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Satisfaction and Discharge

The indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when (1) all debt securities of that series have been delivered to the trustee for cancellation or (2) the following conditions have been satisfied:

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

•

we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable);

•	we have paid or caused to be paid all other sums payable under the indentures in respect of that series; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

•

Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under “—Subordination.”

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	comply with any additional provisions set forth in the prospectus supplement.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

•	our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

•	the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See “—Subordination” for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

Subordination

Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness as such term is defined in the subordinated indenture. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances may include the following:

•

We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of FNHC, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•

The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under “ —Events of Default.”

In addition, in general, we will not be permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent, a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of FNHC that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

The Trustee

The initial trustee under each indenture is Wilmington Trust, National Association, which will also be the initial paying agent and registrar for the debt securities.

Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indentures, subject to the Trustee’s receipt of indemnity if so requested, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indentures, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of FNHC, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

Each trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

In the event that an entity is the trustee under both the senior indenture and the subordinated indenture, and a conflict of interest arises as a result, the trustee must resign as trustee under either of the indentures or, if this does not eliminate the conflict of interest, both of the indentures.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered including, where applicable, the following:

•	the title of the warrants,

•	the offering price, if any,

•	the aggregate number of warrants,

•	the designation, terms and number of shares of debt securities, common stock or preferred stock purchasable upon exercise of the warrants,

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security,

•	the date, if any, on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable,

•	the price at which each share of debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased,

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire,

•	the minimum or maximum amount of the warrants which may be exercised at any one time,

•	any provisions for change to or adjustments in the exercise price,

•	any antidilution provisions,

•	information with respect to the book-entry procedures, if any,

•	a discussion of certain federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants or any combination of those securities. The applicable prospectus supplement will describe the terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•

the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of federal income tax consequences; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities in any one or more of the following ways from time to time:

•	through agents,

•	to or through underwriters,

•	through dealers,

•	directly to one or more purchasers, or

•	through remarketing firms.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents and the amount underwritten,

•	the purchase price of the offered securities and the proceeds to us from such sale,

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

If a dealer is used in the sale of the offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase the offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Each series of the offered securities will be a new issue and, other than the shares of common stock which are quoted on the NASDAQ Global Market, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include over-allotment, short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Broad and Cassel LLP, a limited liability partnership including professional associations, will issue an opinion about certain legal matters with respect to the securities, including the validity of the securities issued hereunder.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information, without charge, at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. You can also obtain such materials on the SEC’s site on the Internet at http://www.sec.gov. You can also obtain copies by mail at prescribed rates. Requests for copies should be directed to the SEC at 100 F Street, N.E., Washington, D.C. 20549-2736. FNHC’s common stock is traded on the NASDAQ Global Market and, as a result, you can also inspect the periodic reports, proxy statements and other information filed by us with the SEC at the offices of the NASDAQ Global Market, 1735 K Street, N.W., Washington, D.C. 20006. Lastly, we make our annual report on Form 10-K, quarterly reports on Form 10-Q, current report on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act available free of charge on our website at www.fednat.com, as soon as reasonably practicable after they are electronically filed with the SEC. The information on our website is not part of this prospectus, except to the extent filed with the SEC and specifically incorporated herein by reference. You may request a copy of these filings without charge by writing or telephoning our Corporate Secretary at the following address or phone number:

FedNat Holding Company

14050 N.W. 14th Street, Suite 180

Sunrise, FL 33323

Tel: 954-581-9993

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 13, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 8, 2018;

•	our definitive proxy statement on Schedule 14A for our annual meeting of shareholders scheduled for May 31, 2018, filed on April 13, 2018;

•	our Current Reports on Form 8-K filed on January 3, 2018, January 29, 2018, February 22, 2018, March 2, 2018, May 3, 2018, May 29, 2018, and June 4, 2018; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on October 10, 1998, including any amendments or reports filed for the purposes of updating such description.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus.

Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus as if that information were included in this prospectus.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report.

3,500,000 Shares

COMMON STOCK

PROSPECTUS SUPPLEMENT

Sole Bookrunner

March 12, 2021